RADIO ONE, INC.



                        PREFERRED STOCKHOLDERS' AGREEMENT





                                  May 14, 1997









"This instrument/agreement is subject to a Standstill Agreement dated as of the Closing Date among RADIO ONE, INC., the Subsidiaries of Radio One, Inc. from time to time, the Investors (as defined therein), the Senior Lenders (as defined therein) and NationsBank of Texas, N.A., as Agent to the Senior Lenders (as defined therein) and individually as a Lender, and United States Trust Company of New York, as Trustee for the Senior Subordinated Noteholders (as defined therein). By its acceptance of this instrument/agreement, the holder hereof agrees to be bound by the provisions of such Standstill Agreement to the same extent that each Investor is bound. In the event of any inconsistency between the terms of this instrument/agreement and the terms of such Standstill Agreement, the terms of the Standstill Agreement shall govern and be controlling."

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


                                                  Radio One, Inc.

                                         Preferred Stockholders' Agreement

                                                       INDEX

                                                                                                               Page
SECTION 1.          ISSUANCE OF PREFERRED STOCK IN EXCHANGE FOR
                    SUBORDINATED NOTES............................................................................3
         1.1        Issuance of Securities........................................................................3
         1.2        Exchange of Subordinated Notes for Preferred Shares...........................................3
         1.3        Closing.......................................................................................3

SECTION 2.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................4
         2.1        Organization and Power........................................................................4
         2.2        Authorization and No Contravention............................................................4
         2.3        Capitalization; Stockholders; Subsidiaries....................................................5
         2.4        Other Investments.............................................................................6
         2.5        Financial Statements; Projections.............................................................6
         2.6        Licenses, Permits, Copyrights, etc............................................................7
         2.7        FCC Licenses..................................................................................7
         2.8        Absence of Undisclosed Liabilities............................................................8
         2.9        Absence of Certain Developments...............................................................9
         2.10       Employee Relations............................................................................9
         2.11       Title to Properties..........................................................................10
         2.12       Tax Matters..................................................................................10
         2.13       Contracts and Commitments....................................................................11
         2.14       Litigation and Compliance with Laws..........................................................11
         2.15       Securities Law Filings.......................................................................12
         2.16       Environmental Matters........................................................................12
         2.17       Investment Company...........................................................................14
         2.18       Margin Securities............................................................................14
         2.19       ERISA Compliance.............................................................................14
         2.20       Solvency.....................................................................................14
         2.21       No Material Misstatement or Omission.........................................................15
         2.22       Broker's Fee.................................................................................15
         2.23       Acquisition Compliance and Delivery of Documents.............................................15

SECTION 3.          CONDITIONS OF THE EXCHANGE...................................................................16
         3.1        Conditions of the Investors..................................................................16
         3.2        Conditions of the Company....................................................................19


                                                        (i)

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                                                                                                               Page

SECTION 4.          FINANCIAL COVENANTS OF THE COMPANY...........................................................20
         4.1        Minimum Broadcast Cash Flow..................................................................20
         4.2        Maximum Corporate Overhead Expense...........................................................21
         4.3        Capital Expenditures.........................................................................21

SECTION 5.          AFFIRMATIVE COVENANTS OF THE COMPANY.........................................................21
         5.1        Financial Statements.........................................................................21
         5.2        Budget and Operating Forecast................................................................23
         5.3        Maintenance of Properties....................................................................23
         5.4        Inspection...................................................................................23
         5.5        Tax Matters..................................................................................23
         5.6        Compliance with Laws.........................................................................24
         5.7        Insurance....................................................................................24
         5.8        Key Man Insurance............................................................................24
         5.9        Board of Directors Meetings; Management Rights...............................................24

SECTION 6.          NEGATIVE COVENANTS OF THE COMPANY............................................................25
         6.1        Indebtedness.................................................................................25
         6.2        Liens........................................................................................26
         6.3        Sale of Assets...............................................................................27
         6.4        Fundamental Changes..........................................................................28
         6.5        Guaranties...................................................................................28
         6.6        No Sale and Leaseback........................................................................28
         6.7        No Amendments to Charter or By-laws..........................................................28
         6.8        No Change in Accounting Policies.............................................................28
         6.9        Restrictions on Other Agreements.............................................................28
         6.10       Affiliated Transactions......................................................................29
         6.11       Distributions, Redemptions or Issuances of Capital Stock.....................................29
         6.12       Senior Loan Agreement Consent Right..........................................................29

SECTION 7.          SPECIAL COVENANTS............................................................................29

SECTION 8.          REDEMPTION EVENTS............................................................................31
         8.1        Redemption Events............................................................................31
         8.2        Remedies on Default, etc.....................................................................33

SECTION 9.          STANDSTILL AGREEMENT.........................................................................33

SECTION 10.         SALE OR REFINANCING COVENANT.................................................................33

SECTION 11.         DEFINITIONS..................................................................................35

                                                       (ii)

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                                                                                                               Page


SECTION 12.         GENERAL......................................................................................41
         12.1       Amendments, Waivers and Consents.............................................................41
         12.2       Survival of Covenants, Representations and Warranties; Assignability of
                    Rights.......................................................................................42
         12.3       Governing Law; Jurisdiction; Venue...........................................................42
         12.4       Section Headings.............................................................................43
         12.5       Representations and Covenants of the Investors...............................................43
         12.6       Notices and Demands..........................................................................44
         12.7       Counterparts.................................................................................46
         12.8       Severability.................................................................................46
         12.9       Expenses.....................................................................................46
         12.10      Confidentiality..............................................................................47
         12.11      Regulation and Civil Rights..................................................................47
         12.12      Termination..................................................................................48



                                                       (iii)

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EXHIBITS

Exhibit A       -      Amended and Restated Certificate of Incorporation and Amended and
                       Restated Bylaws
Exhibit B       -      Certificate of Incorporation and Bylaws (as in effect on the date hereof)
Exhibit C       -      Form of First Amendment to the Warrantholders' Agreement
Exhibit D       -      Form of Opinion of the Company's Counsel
Exhibit E       -      Form of Opinion of the Company's FCC Counsel
Exhibit F       -      Form of Standstill Agreement

APPENDIX A             -  Additional Permitted Capital Expenditures


                                                   (iv)

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SCHEDULES

Schedule A             -   Investors/Shares of Preferred Stock
Schedule 2.1           -   Violations of Corporate Documents, Agreements, Etc.
Schedule 2.2           -   Notices, Filings and Consents
Schedule 2.3           -   Capitalization; Stockholders
Schedule 2.3(b)        -   Subsidiaries
Schedule 2.4           -   Other Investments
Schedule 2.6           -   Licenses, Permits, Etc.
Schedule 2.7           -   FCC Licenses
Schedule 2.8           -   Liabilities
Schedule 2.9           -   Material Changes
Schedule 2.10          -   Employee Relations
Schedule 2.11          -   Title to Properties
Schedule 2.12          -   Tax Matters
Schedule 2.13          -   Contracts
Schedule 2.14          -   Litigation
Schedule 2.16          -   Environmental Matters
Schedule 2.19          -   Employee Benefit Plans
Schedule 2.22          -   Broker's Fee
Schedule 6.1(c)        -   Indebtedness
Schedule 6.2           -   Liens
Schedule 6.5           -   Guaranties
Schedule 6.10          -   Affiliated Transactions

                                       (v)
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



                        PREFERRED STOCKHOLDERS' AGREEMENT


         This Preferred Stockholders' Agreement (this "Agreement") is made as of this 14th day of May, 1997 by and among the investors listed as Series A Preferred Investors on Schedule A hereto (the "Series A Preferred Investors"), the investors listed as Series B Preferred Investors on Schedule A hereto (the "Series B Preferred Investors," and together with the Series A Preferred Investors, the "Investors," and each individually an "Investor"), RADIO ONE, INC., a Delaware corporation (the "Company"), Radio One Licenses, Inc., a Delaware corporation and the surviving corporation of the merger with Radio One License LLC ("ROL"), and Alfred C. Liggins ("Liggins"), Catherine L. Hughes ("Hughes") and Jerry A. Moore, III ("Moore") (Liggins, Hughes and Moore are hereinafter collectively referred to as the "Management Stockholders," and together with the Company and ROL as the "Interested Parties," and each an "Interested Party").


                              W I T N E S S E T H :

         WHEREAS, the Company, the Investors, certain subsidiaries of the Company then existing, and the Management Stockholders entered into a Securities Purchase Agreement, dated as of June 6, 1995 (the "Securities Purchase Agreement"), pursuant to which: (i) the Company sold and the Investors purchased from the Company subordinated promissory notes due from the Company in the year 2003 in the aggregate original principal amount of $17,000,000 (the "Subordinated Notes"); and (ii) the Company sold and the Series B Preferred Investors purchased from the Company warrants (the "Original Warrants") for an aggregate of 50.93 shares of the Common Equity of the Company;

         WHEREAS, simultaneously with the execution of the Securities Purchase Agreement, the Company and the Series A Preferred Investors entered into an Exchange Agreement (the "Exchange Agreement"), pursuant to which the Series A Preferred Investors exchanged all of their then existing warrants for $6,251,094 in cash and new warrants (the "Exchange Warrants") to purchase an aggregate of up to 96.11 shares of the Common Equity of the Company;

         WHEREAS, simultaneously with the execution of the Securities Purchase Agreement and the Exchange Agreement, the Company, the Investors, certain subsidiaries of the Company then existing, and the Management Stockholders entered into a Warrantholders' Agreement (the "Warrantholders' Agreement"), to govern the rights of each under the Original Warrants and the Exchange Warrants;

         WHEREAS, the Company has heretofore entered into: (i) an asset purchase agreement with Jarad Broadcasting Company of Pennsylvania, Inc., dated December 6, 1996, as amended through the date hereof (the "WPHI-FM Purchase Agreement"), which provides for the purchase of certain assets used or held for use in the operation of Radio Station WPHI-FM, Jenkintown, Pennsylvania ("WPHI-FM"), and
(ii) a binding letter of intent dated March 12, 1997 and accepted March 13, 1997, as amended through the date hereof (the "WYCB-AM Letter of Intent") to acquire the stock of the corporation holding

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Radio Sation WYCB-AM, Washington, D.C. ("WYCB-AM," and together with WPHI-FM, the "New Stations");

         WHEREAS, simultaneously with the Closing (as defined in Section 1.3 hereof), the Company will issue 12% Senior Subordinated Notes due 2004 (the "Senior Subordinated Notes") to certain investors pursuant to an offering under Rule 144A of the Securities Act (as defined in Section 11 below), the gross proceeds of which will be approximately $75,000,000 (the "Senior Subordinated Debt Financing") for the purpose of: (i) funding the balance of the purchase prices for WPHI-FM (the "WPHI-FM Acquisition") and WYCB-AM (the "WYCB-AM Acquisition," and together with the WPHI-FM Acquisition, the "Acquisitions"),
(ii) repaying all of the outstanding indebtedness due under the Amended and Restated Credit Agreement, dated as of June 6, 1995, among the Company, certain subsidiaries of the Company then existing, NationsBank of Texas, N.A., as agent and lender, and the other lenders named therein, as amended (the "Existing Senior Credit Facility"); (iii) paying for the leasehold improvements, new equipment and other amounts associated with moving the Company's Washington, D.C. offices and studios in April 1997 to an office building located in Lanham, Maryland; (iv) providing funding for other general purposes, including working capital; and (v) paying the related fees and expenses of the offering of the Senior Subordinated Notes, the exchange of Preferred Stock (as defined herein) for the Subordinated Notes and the Acquisitions;

         WHEREAS, on April 29, 1997 NationsBank of Texas, N.A. (together with any other lender, a "Senior Lender") and the Company agreed to a Commitment Letter, dated as of April 25, 1997 (the "Commitment Letter"), pursuant to which the Senior Lender, subject to appropriate documentation and certain conditions, will enter into an amended and restated credit agreement (the "Senior Loan Agreement");

         WHEREAS, pursuant to the terms of the Senior Loan Agreement, the Senior Lender will make available to the Company up to $7,500,000 of secured senior debt together with interest thereon, and all other amounts due and payable thereunder or under any Loan Document (as defined in the Senior Loan Agreement) (the "Senior Debt") in the form of a line of credit for working capital and certain other needs;

         WHEREAS, in connection with the Exchange (as defined in Section 1.2 hereof), (i) the Company will replace the certificates held by the Series B Preferred Investors representing all of their Original Warrants with amended and restated warrant certificates (the "Series B Amended and Restated Warrants") in order to conform the Original Warrants to reflect the transactions contemplated herein, and (ii) the Company will similarly replace the certificates held by the Series A Preferred Investors representing all of their Exchange Warrants with amended and restated warrant certificates (the "Series A Amended and Restated Warrants," and, collectively with the Series B Amended and Restated Warrants, the "Warrants") in order to conform such Exchange Warrants to reflect the transactions contemplated herein; and

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         WHEREAS,  pursuant to the terms of this  Agreement,  and as a necessary condition to the Senior Subordinated Debt Financing, (i) the Series A Preferred Investors will exchange all of their Subordinated Notes (including all accrued but unpaid interest thereon) for the number of shares of Series A 15% Senior Cumulative Redeemable Preferred Stock of the Company (the "Series A Preferred Stock") set forth opposite their names on Schedule A hereto, and (ii) the Series B Preferred Investors will exchange all of their Subordinated Notes (including all accrued but unpaid interest thereon) for the number of shares of Series B 15% Senior Cumulative Redeemable Preferred Stock of the Company (the "Series B Preferred Stock," and together with the Series A Preferred Stock, the "Preferred Stock") set forth opposite their names on Schedule A hereto.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


SECTION 1.                 ISSUANCE OF PREFERRED STOCK IN EXCHANGE FOR
                           SUBORDINATED NOTES

         1.1 Issuance of Securities. The Company represents and warrants that prior to or simultaneously with the Closing (as hereinafter defined) it will have authorized the issuance and delivery of: (i) the aggregate number of shares of its authorized but unissued Series A Preferred Stock, par value $.01 per share, listed on Schedule A hereto (the "Series A Preferred Shares") to the Series A Preferred Investors; and (ii) the aggregate number of shares of its authorized but unissued Series B Preferred Stock, par value $.01 per share, listed on Schedule A hereto (the "Series B Preferred Shares," and together with the Series A Preferred Shares, the "Preferred Shares") to the Series B Preferred Investors. The Preferred Stock shall have the rights, preferences and other terms set forth in the Company's Amended and Restated Certificate of Incorporation attached hereto as Exhibit A (the "Certificate").

         1.2 Exchange of Subordinated Notes for Preferred Shares. Subject to the terms and conditions herein, and in reliance on the representations, warranties and covenants contained herein, at the Closing (as hereinafter defined) the Company shall deliver to each of the Investors, and each of the Investors agrees to accept from the Company, the number and series of Preferred Shares set forth opposite the name of each such Investor on Schedule A hereto in exchange for the Subordinated Notes held by each of the Investors (the "Exchange"). Each Investor shall deliver the Subordinated Note that is held by such Investor to the Company at the Closing for cancellation, and, upon receipt thereof, the Company will mark each such Subordinated Note canceled.

         1.3 Closing. The Exchange shall take place simultaneously with the closing of the Senior Subordinated Debt Financing and the WPHI-FM Purchase Agreement (the "Issuance Date" or the "Closing Date") at the offices of Kirkland & Ellis, Citicorp Center, 153 East 53rd Street, New York, New York 10022-4675, or at such other place as shall be mutually agreed upon by the Company and the Investors (the "Closing").

SECTION 2.                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         In order to induce the Investors to enter into this Agreement and agree to the transactions contemplated hereby, the Company hereby represents and warrants as follows:

         2.1 Organization and Power. The Company (i) is a corporation duly organized and validly existing under the laws of the State of Delaware, (ii) except as provided in Schedule 2.1, is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required except where failure to be so duly qualified and in good standing could not reasonably be expected to have a material adverse effect on the assets, business or financial condition of the Company and ROL, taken as a whole, and (iii) has all required power and authority to own its property and to carry on its business as presently conducted or contemplated. The Company has all required power and authority to enter into and perform this Agreement and the agreements related hereto and contemplated hereby, to issue and deliver the Preferred Shares and generally to carry out the transactions contemplated hereby. The copies of the certificate of incorporation and by-laws of the Company, as amended to date, attached hereto as Exhibit B, are correct and complete at the date hereof. Except as provided in Schedule 2.1, the Company is not in violation of any term of its certificate of incorporation or by-laws, or any material agreement, or any instrument, judgment, decree, order, statute, rule or government regulation applicable to the Company except where such violation could not reasonably be expected to have a material adverse effect on the assets, business or financial condition of the Company and ROL, taken as a whole.

         2.2 Authorization and No Contravention. The execution and delivery of, and performance by the Company and ROL of their obligations under, this Agreement and the agreements related hereto and contemplated hereby and the issuance and delivery of the Preferred Shares have been duly authorized by all requisite corporate action of the Company and ROL, and except as may otherwise be specifically provided herein, this Agreement, the agreements related hereto and contemplated hereby constitute legal, valid and binding obligations of the Company and ROL, enforceable in accordance with their terms. The Company's and ROL's execution and delivery of this Agreement and the agreements related hereto and contemplated hereby and their performance of the transactions contemplated hereby, including, without limitation, the issuance and delivery of the Preferred Shares will not: (i) except as set forth in Schedule 2.1, violate, conflict with or result in a default under any contract, instrument, agreement, indenture, obligation or commitment to which the Company or ROL is a party or by which the Company or ROL or their assets are bound, or any charter provision, by-law or similar governing document of the Company or ROL, or the creation of any Lien, charge or encumbrance of any nature upon any of the properties or assets of the Company or ROL, except where such violation, conflict or default would not have a material adverse effect on (a) the consummation of the Acquisitions, (b) the consummation of the transactions contemplated by this Agreement, (c) the assets, business or financial condition of the Company and ROL, taken as a whole, or (d) the rights and privileges of the Investors hereunder and under the agreements related hereto; (ii) violate or result in a violation of, or constitute a default under, any material provision of any law,

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statute, ordinance,  regulation or rule, or any decree, judgment or order of, or any material restriction imposed by, any court or other federal, state or local governmental agency; or (iii) except as set forth in Schedule 2.2 or as otherwise expressly provided for in this Agreement, require any notice to, filing with, or consent or approval of any governmental authority or other third party which will not, prior to the Closing, have been duly and properly given, made or obtained, except where failure to provide any such notice or make any such filing or receive any such consent or approval will not have a material adverse effect on (a) the consummation of the Acquisitions, (b) the consummation of the transactions contemplated by this Agreement, (c) the assets, business or financial condition of the Company and ROL, taken as a whole, or (d) the rights and privileges of the Investors hereunder and under the agreements related hereto and contemplated hereby.

         2.3      Capitalization; Stockholders; Subsidiaries.

                  (a) After giving effect to the transactions contemplated hereby, the duly authorized capital stock of the Company consists of (i) 2,000 authorized shares of Common Stock, $.01 par value per share, which consist of:
(a) 1,000 shares of Class A Common Stock of which 138.45 shares will be outstanding and fully-paid and non-assessable as of the Closing, and (b) 1,000 shares of Class B Non-Voting Common Stock of which no shares will be outstanding as of the Closing, and (ii) 250,000 authorized shares of Preferred Stock, $.01 par value per share, which consist of: (a) 100,000 shares of Series A Preferred Stock of which the aggregate number of shares that will be outstanding and fully-paid and non-assessable as of the Closing is listed on Schedule A hereto, and (b) 150,000 shares of Series B Preferred Stock of which the aggregate number of shares that will be outstanding and fully-paid and non-assessable as of the Closing is listed on Schedule A hereto. Except for the Warrants, the Exchange Warrants, as provided in the Warrantholders' Agreement, as amended by the First Amendment to the Warrantholders Agreement (as defined in Section 3.1(e) herein), and as provided above or in Schedule 2.3, the Company has not issued any other shares of its capital stock and there are no outstanding warrants, options or other rights to purchase or acquire any of such shares, nor are there any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities. Except as provided in the Warrantholders' Agreement, as amended by the First Amendment to the Warrantholders Agreement, there are no preemptive rights with respect to the issuance or sale by the Company of the Company's capital stock. Except as disclosed in Schedule 2.3 or in the Senior Loan Agreement, there are no restrictions on the transfer of the Company's capital stock other than those arising from federal and state securities laws, the Communications Act (as defined in Section 2.7 herein) or the FCC (as defined herein) regulations promulgated thereunder or under this Agreement or the Warrantholders' Agreement, as amended. Immediately prior to the Closing, the outstanding shares of capital stock of the Company are held of record and beneficially by the persons identified in Schedule 2.3 in the amounts indicated therein.

                  (b) All the Subsidiaries of the Company are listed on Schedule 2.3(b). The Company or ROL is the owner, free and clear of all Liens and encumbrances, except for Permitted Liens or those arising under Section 10 of this Agreement and Article VI of the

Warrantholders' Agreement, as amended through the Closing Date, of all of the issued and outstanding stock of each Subsidiary and all shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding. ROL is duly organized in its state of organization, duly qualified, licensed and authorized to do business and is in good standing as a foreign corporation (or company or otherwise) in each jurisdiction where its ownership or leasing of properties or the conduct of its business requires it to be qualified, licensed and authorized except where the failure to be so qualified, licensed and authorized or in good standing could not reasonably be expected to have a material adverse effect on its assets, business or financial condition.

         2.4 Other Investments. Except as disclosed in Schedule 2.4 or Schedule 2.3(b) and except for investments, loans or advances made in the ordinary course of business consistent with past practices, the Company does not own, or have any direct or indirect investments or interests in, loans or advances to or control over any corporation, trust, partnership, joint venture or other entity of any kind.

         2.5 Financial Statements; Projections. The Company has heretofore furnished to each Investor consolidated audited statements of operation and the related balance sheets for the fiscal years ended December 25, 1994, December 31, 1995 and December 31, 1996 and unaudited consolidated statements of operation and the related balance sheet for the three months ended March 30, 1997 (the December 31, 1996 balance sheet shall hereinafter be referred to as the "Base Balance Sheet"), and the Company will, on or prior to the Closing, furnish to each Investor the pro forma unaudited balance sheet as of December 31, 1996 for the Company and management's five year projections for the Company, after giving effect to the WPHI-FM Acquisition. The Company has heretofore also furnished to each Investor audited consolidated statements of operation and the related balance sheet for the fiscal year ended December 31, 1996 and unaudited consolidated statements of operation and the related balance sheet for the three months ended March 31, 1997 for WPHI-FM. To the best knowledge of the Company, the above referenced financial statements of WPHI-FM (other than projections) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, except that interim financial statements and pro forma statements have been prepared without footnote disclosures and year-end audit adjustments, which will not, to management's best knowledge, be material. Such financial statements of the Company (other than projections) have been prepared in accordance with GAAP applied on a consistent basis, except that interim financial statements and pro forma statements have been prepared without footnote disclosures and are subject to year-end audit adjustments, which adjustments will not, to management's best knowledge, be material. To the best knowledge of the Company, the above-referenced financial statements of WPHI-FM contain notations for all significant accruals or contingencies and fairly present in all material respects the financial condition of WPHI-FM as of the date thereof. Such financial statements of the Company (other than interim financial statements, pro forma financial statements and projections) contain notations for all significant accruals or contingencies and fairly present in all material respects the financial condition of the Company as of the date thereof. Nothing has come to the attention of the senior management of the Company since such dates which would indicate that such financial statements do not fairly present the financial condition of the Company in all material respects as of the respective dates thereof. Such projections referenced above delivered to the Investors represent management's good faith estimates of the Company's future performance based upon assumptions which are set forth therein and which management in good faith believe were reasonable when made and continue to believe to be reasonable as of the date hereof.

         2.6 Licenses, Permits, Copyrights, etc. Except as set forth in Schedule 2.6, after giving effect to the WPHI-FM Acquisition, each of the Company and ROL has ownership or license to use all material franchises, permits, licenses (other than FCC Licenses (as defined in and covered by Section 2.7 herein)) and all patent, copyright or trademark rights and privileges used or to be used in its business as presently conducted and as presently proposed to be conducted or necessary to permit it to own its properties and to conduct its business as presently conducted and as presently proposed to be conducted and its present activities do not infringe, to the best knowledge of the Company or ROL, any patent, copyright, trademark or other proprietary rights of others. Schedule 2.6 provides a list that is accurate in all material respects of all the material permits and licenses (other than the FCC Licenses which are listed in Schedule 2.7) which are held by the Company and ROL, after giving effect to the WPHI-FM Acquisition (the "Licenses"), and the issuer and termination date of each License. Each License was duly and validly issued by the issuer thereof pursuant to procedures which complied in all material respects with all requirements of applicable law. After giving effect to the WPHI-FM Acquisition, the Company or ROL is the licensee of the Licenses and owns all of the assets of WPHI-FM, as well as stations WMMJ-FM/WOL-AM (Washington), WKYS-FM (Washington), WWIN-AM/FM (Baltimore), and WERQ-FM/WOLB-AM (Baltimore) (collectively with WPHI-FM, the "Stations"), free and clear of all Liens except for Permitted Liens (as defined in Section 6.2). Each License or other right held by the Company or ROL is in compliance with the terms thereof in all material respects with no known conflict with the valid rights of others which could affect or impair materially in any manner the business, assets or condition, financial or otherwise, of the Company and ROL. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any License prior to its stated term or other right so as to adversely affect in any material respect the business, assets or condition, financial or otherwise, of the Company and ROL, taken as a whole, except as otherwise set forth in Schedule
2.6. To the best knowledge of the Company and ROL, the Company, ROL and each of the Stations are in compliance with all state and federal laws relating to copyright, including the Copyright Revision Act of 1976, 17 U.S.C. Section 101 et. seq., except for such noncompliance as would not be reasonably likely to have a material adverse effect on the Company and ROL, taken as a whole, and have all material performing arts licenses which are necessary or appropriate for the conduct of their business.

         2.7 FCC Licenses. After giving effect to the WPHI-FM Acquisition, the Company and ROL hold all material licenses, permits and authorizations required for and/or used in the ownership and operation of the Stations as presently operated or as presently anticipated to be operated (other than licenses, permits and authorizations covered by Section 2.6), including all material commercial broadcast station and auxiliary licenses, permits, authorizations and other certificates required by (a) the FCC, (b) the Communications Act of 1934, 47 U.S.C. Section 151 et. seq., as amended (the "Communications Act"), (c) 47 C.F.R. Part 73 or (d) any other governmental entity (such material licenses, permits, authorizations, and certificates, collectively, the "FCC Licenses"). Schedule 2.7 provides a list that is accurate in all material respects of the FCC Licenses, including the termination date of such FCC Licenses. Except for the possible need to request the FCC to grant an extension of time to consummate the WPHI-FM Acquisition, FCC approval has been granted for the WPHI-FM Acquisition, such approval has not lapsed and the period for seeking reconsideration, review or appeal of such FCC approval has expired and no such reconsideration, review or appeal has been sought by any party. The FCC Licenses are valid and in full force and effect, and are unimpaired by any act, omission or condition which could have any material adverse effect on the operation of the Stations. After giving effect to the WPHI-FM Acquisition, to the extent necessary, the Company or, if applicable, ROL, has timely filed all applications for renewal or extension of all of its or their FCC Licenses and, except as otherwise indicated in Schedule 2.7, all such applications have been granted without conditions. Except as indicated on Schedule 2.7, and except for actions or proceedings affecting the broadcasting industry generally, no petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, orders to show cause, complaint or proceeding is pending or, to the best knowledge of the Company, threatened before the FCC or any other forum or agency with respect to the Company or any of the Stations. The Company, ROL and each of the Stations are in material compliance with the terms of the FCC Licenses and all applicable filing and operating requirements of 47 C.F.R.
Part 73 and all other applicable regulations and policies of the FCC and the Communications Act. Except as otherwise expressly contemplated by this Agreement, no prior FCC consent is required in connection with the execution, delivery and performance of this Agreement. Except as otherwise expressly contemplated by this Agreement or as stated in Schedule 2.7 hereto, there are no applications presently pending before the FCC with respect to any of the Stations. The Company does not know of any fact that should reasonably be anticipated to result in the denial of an application for renewal, or the revocation, modification, nonrenewal or suspension of any of the FCC Licenses, or the issuance of a cease-and-desist order, or the imposition of any administrative or judicial sanction with respect to any of the Stations, which may materially adversely affect the rights under any of the FCC Licenses or which may have a materially adverse effect on the Stations, the Company and ROL, taken as a whole.

         2.8 Absence of Undisclosed Liabilities. Except as otherwise specifically disclosed in the Base Balance Sheet (as defined in Section 2.5) or as set forth in Schedule 2.8 and except for the expenses and costs incurred in connection with the closing of the transactions contemplated herein, neither the Company nor ROL has any accrued or contingent liability or liabilities (including any liability for unpaid Taxes) accrued, to become due, contingent, known, unknown or otherwise, other than liabilities arising out of the Stations' ordinary course of business consistent with past practices, or which in the aggregate do not exceed $150,000.

         2.9 Absence of Certain Developments. Except as specifically disclosed in Schedule 2.9, since the date of the Base Balance Sheet, there has been (i) no material adverse change in the assets, liabilities, properties, business or condition (financial or otherwise) of the Company and ROL, taken as a whole,
(ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Company or ROL, (iii) no waiver of any valuable right of the Company or ROL without adequate consideration or the cancellation of any debt or claim held by the Company or ROL without adequate consideration, (iv) no loan by the Company or ROL to any officer, director, employee or stockholder thereof, or any of their respective affiliates, or any agreement or commitment therefor, (v) no increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Company (other than immaterial increases made in the ordinary course of business and consistent with past practices), (vi) no uninsured material loss, destruction or damage to any property of the Company or ROL,
(vii) no strikes, work stoppages, union organizing or recognition efforts involving the Company or ROL and no material change in the personnel of the Company or the terms and conditions of any employment contracts to which the Company or ROL is a party, and (viii) other than in the Acquisitions, no material acquisition or disposition of any assets (or any contract or arrangement therefor) nor any other material transaction by the Company or ROL otherwise than for fair value in the ordinary course of business.

         2.10 Employee Relations. Except as set forth in Schedule 2.10, after giving effect to the WPHI-FM Acquisition:

                  (a) No labor dispute,  strike, work stoppage or organizational activity which materially affects or could be reasonably likely to materially and adversely affect the results of operations of the Company and ROL, taken as a whole, has occurred and is continuing, or, to the best of the Company's knowledge, is threatened, and no material labor grievance or union representation questions exist in respect of the employees of the Company or ROL. None of the Company's employees are represented by a union.

                  (b) There are no charges of unfair labor practices or of discrimination (relating to sex, age, race, national origin, handicap or veteran status) pending or, to the best of the Company's knowledge, threatened before any government or regulatory agency or authority involving employees of the Company or ROL which could have a materially adverse effect on the Company and ROL, taken as a whole. To the best of the Company's knowledge, no customer or supplier of the Company or ROL is involved in, threatened with, or affected by any labor dispute or other proceeding or order which would be reasonably likely to materially and adversely affect the business of the Company and ROL, taken as a whole.

                  (c) Neither the Company nor ROL has engaged in any plant closing, work force reduction, or other action which has resulted or could result in liability under the Federal Worker Adjustment and Retraining Notification Act (or any state or other law or ordinance of similar import), or issued any notice that any such action is to occur in the future.

         2.11 Title to Properties.  Except as specifically disclosed in Schedule
2.11 or as  permitted  by  Section  6.2 hereof  and after  giving  effect to the
WPHI-FM Acquisition, each of the Company and ROL has good title to all of its respective material owned properties and assets, free and clear of all Liens other than Permitted Liens. All owned or leased real estate of the Company, ROL and WPHI-FM is listed on Schedule 2.11. Each material real property lease to which the Company or ROL is a party or which relates to WPHI-FM is in full force and effect. No material default or event of default on the part of the Company, ROL or, to the best knowledge of the Company, the lessee under any material leases related to WPHI-FM or, to the best knowledge of the Company, on the part of the lessor, exists under any such lease, and neither the Company nor ROL has received any notice of default under any such lease or any indication that the owner of the leased property intends to terminate such lease. To the best of the Company's knowledge and after giving effect to the WPHI-FM Acquisition, neither the Company nor ROL is in violation of any material zoning, land-use, aeronautical or FAA, building or safety law, ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has either received any notice of violation with which it has not complied, in any case in which the consequences of such violation if asserted by the applicable regulatory authority would have a materially adverse effect on the business, assets or condition, financial or otherwise, of the Company and ROL, taken as a whole. After giving effect to the WPHI-FM Acquisition, all real property occupied (or which will be occupied) by the Company (including all fixtures related thereto) and substantially all tangible personal property owned or leased (or which will be owned or leased) by the Company is in good operating condition and repair (reasonable wear and tear excepted), has been well maintained, conforms in all material respects with all applicable ordinances, regulations and other laws and, since the date of the Base Balance Sheet, no material portion of any such real or personal property has suffered any damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition if and to the extent necessary in the continued operation of its business.

         2.12 Tax Matters. Each of the Company and ROL has filed all Tax Returns required to be filed by it, and all such Tax Returns were correct and complete in all material respects. Each of the Company and ROL has paid all Taxes owed by it (whether or not shown on any Tax Return), except Taxes which have not yet accrued or otherwise become due or Taxes which are being contested in good faith by appropriate proceedings to the extent the Company has set aside appropriate reserves. All Taxes and other assessments and levies which the Company or any Subsidiary was or is required to withhold or collect have been withheld and collected and have been paid over when due to the proper governmental authorities. Except as set forth in Schedule 2.12, (i) neither the Company nor any of its Subsidiaries has ever received notice of any audit or of any proposed deficiency from the Internal Revenue Service ("IRS") or any other taxing authority (other than routine audits undertaken in the ordinary course and which have been resolved on or prior to the date hereof without a material adverse effect on the Company or any of its Subsidiaries or their respective financial conditions), (ii) there are in effect no waivers of applicable statutes of limitations with respect to any Taxes owed by the Company or ROL for any year and (iii) neither the IRS nor any other taxing authority is now asserting or, to the best knowledge of the Company, threatening to assert against the Company or ROL any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith. Neither the Company nor ROL is a party to any Tax allocation or sharing arrangement. Neither the Company nor any of its Subsidiaries has entered into a closing agreement pursuant to
Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder. There are no Liens on any of the assets of the Company or its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes.

         2.13 Contracts and Commitments. Except as set forth in Schedule 2.13 and in any other schedule hereto and except for contracts entered into in the ordinary course of business and consistent with past practices, and after giving effect to the WPHI-FM Acquisition, neither the Company nor ROL (a) is a party to any contract, obligation or commitment which involves a potential commitment by it in excess of $50,000 or which is otherwise material and not entered into in the ordinary course of business, or (b) has an employment contract, stock redemption or purchase agreement, financing agreement, local marketing or time brokerage agreement or any other agreement with any officer, director, employee, shareholder or Affiliate. Except as disclosed in Schedule 2.13, and after giving effect to the WPHI-FM Acquisition, neither the Company nor ROL is in default under any material contract, obligation or commitment, and, to the best knowledge of the Company, there is no state of facts which upon notice or lapse of time or both would constitute such a default, the consequences of which default if asserted by the other contracting party would have a materially adverse effect on the Company and ROL, taken as a whole. Neither the Company nor ROL has entered into any single government contract or subcontract, the recurring monthly revenue of which exceeds $50,000.

         2.14     Litigation and Compliance with Laws.

                  (a) Except as set forth in Schedule 2.14 and after giving effect to the WPHI-FM Acquisition, there is no investigation, action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the best knowledge of the Company, overtly threatened against the Company, ROL, any of the Stations or any officer or director of the Company, which has a reasonable possibility of calling into question the validity, or hindering the enforceability or performance, of this Agreement or any action taken or to be taken pursuant hereto or by any of the other agreements and transactions contemplated hereby; nor, to the best knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any such litigation, proceeding or investigation should reasonably be anticipated to be instituted which would have a material adverse effect on the business, assets or condition, financial or otherwise, of the Company, ROL and the Stations, taken as a whole.

                  (b) Except as set forth in Schedule 2.14 and after giving effect to the WPHI-FM Acquisition, each of the Company and ROL is in material compliance with all laws and governmental rules and regulations, domestic or foreign (including, without limitation, the Employee Retirement Income Security Act of 1974 ("ERISA")), except where non-compliance therewith, in any individual instance or any series of related instances, would not have a material adverse effect on the Company and ROL, taken as a whole. Except as set forth in Schedule 2.14 and after giving effect to the WPHI-FM Acquisition, neither the Company nor ROL is in default in any respect with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, municipal or other governmental or self-regulatory agency, organization, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of its business, affairs, properties or assets, except where non-compliance therewith, in any individual instance or any series of related instances, would not have a material adverse effect on the assets, business or financial condition of the Company and ROL, taken as a whole. Except as set forth in Schedule 2.14 and after giving effect to the WPHI-FM Acquisition, neither the Company nor any Subsidiary is charged or, to the best knowledge of the Company, threatened with, or under investigation with respect to, any material violation of material federal, foreign, state, municipal or other law or any administrative rule or regulation, domestic or foreign (including, without limitation, ERISA) in any matter directly relating to or affecting its business, assets or condition, financial or otherwise, of the Company and ROL, taken as a whole.

         2.15 Securities Law Filings. The Company has complied with, in all material respects, the Securities Act and all applicable state securities laws in connection with the issuance and sale of its capital stock, and other securities heretofore issued.

         2.16     Environmental Matters.

                  (a) Except as would not be reasonably likely to have a material adverse effect on the Company and ROL, taken as a whole, or as set forth in Schedule 2.16, and after giving effect to the WPHI-FM Acquisition, (i) neither the Company nor ROL has ever generated, transported, used, stored, treated, disposed of, or managed a material amount of Hazardous Waste (as defined in Section 2.16(d) below), nor has the Company or ROL contracted with any party for the generation, transportation, use, storage, treatment, disposal or management of any material amount of Hazardous Waste; (ii) no material amount of Hazardous Material (as defined in Section 2.16(d) below) has ever been or is threatened to be spilled, released, or disposed of by the Company or ROL or, to the best knowledge of the Company, any third parties, at any site presently or formerly owned, operated, leased, or used by the Company or ROL nor, to the best knowledge of the Company, has any material amount of Hazardous Material ever come to be located in the soil or groundwater at any such site; (iii) no material amount of Hazardous Material has ever been transported by the Company or ROL or, to the best knowledge of the Company, by any third parties, from any site presently or formerly owned, operated, leased, or used by the Company or ROL for treatment, storage, or disposal at any other place; (iv) neither the Company nor ROL presently owns, operates, leases, or uses, nor, to the best knowledge of the Company, has the Company or ROL previously owned, operated, leased, or used any site on which underground storage tanks are or were located or which contain or contained any asbestos or asbestos-containing material, any polychlorinated byphenyls ("PCBs") or equipment containing PCBs, or any urea formaldehyde foam insulation; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company or ROL in connection with, or as a result of, the presence of any Hazardous Material, which could result in a material liability to the Company or ROL.

                  (b) Except as would not be reasonably likely to have a material adverse effect on the Company and ROL, taken as a whole, or as set forth in Schedule 2.16, and after giving effect to the WPHI-FM Acquisition, (i) to the best of the Company's actual knowledge, neither the Company nor ROL has any liability under, nor has it ever violated, any Environmental Law (as defined in Section 2.16(d) below); (ii) the Company, the operations of its businesses, and any property owned, operated, leased, or used by the Company or ROL, and any facilities and operations thereon, to the best of the Company's knowledge, are presently in compliance in all material respects with all applicable
Environmental Laws and any and all orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any orders or directives with respect to any clean-up or remediation of any release or threat of release of any Hazardous Material; (iii) neither the Company nor ROL has ever entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, demand or other letter, administrative inquiry, citation, formal or informal complaint or claim, notice of any proceeding, claim or lawsuit, or other communication with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) the Company does not have knowledge or reason to know that any of the items enumerated in clause
(iii) of this Section 2.16(b) will be forthcoming nor is the Company aware of any basis therefore which has not been disclosed to the Investors.

                  (c) The Company has provided to the Investors copies of all documents, records, and information reasonably available to the Company concerning any environmental or health and safety matter which could result in any material liability to the Company or ROL, whether generated by the Company or ROL or others, including, without limitation, environmental or health and safety audits, environmental or health and safety risk assessments, site assessments, documentation regarding off-site treatment, storage or disposal of Hazardous Materials, spill control plans, discharge monitoring reports, hazardous waste manifests, community right-to-know filings, insurance policies, and reports, correspondence, permits, licenses, approvals, consents, registrations and other authorizations related to or filed with environmental or health and safety matters issued by or filed with any governmental agency with respect to such matters.

                  (d) For purposes of this Section 2.16, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, asbestos, polychlorinated byphenyls, urea formaldehyde, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii)

"Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the federal, state, or local level existing as of the date hereof or previously enforced; and (iv) the "Company" shall mean and include the Company and all other entities for whose conduct the Company is or may be held responsible under any Environmental Law.

         2.17 Investment Company. The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), and will not be an "investment company" under the 1940 Act after giving effect to the use of proceeds from the issuance of the Senior Subordinated Notes.

         2.18 Margin Securities. The Company does not now own, nor does it have any present intention of acquiring, any "margin security" within the meaning of Regulation G (12 C.F.R. Part 207), or any "margin stock" within the meaning of Regulation U (12 C.F.R. Part 221), of the Board of Governors of the Federal Reserve System (herein respectively referred to as "margin security" and "margin stock"). None of the proceeds of the issuance of the Senior Subordinated Notes will be used, directly or indirectly, by the Company for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which would be reasonably likely to cause the transactions contemplated hereby to constitute a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation promulgated under any of such statutes.

         2.19 ERISA Compliance. Schedule 2.19 sets forth a list of every Pension Plan (as hereinafter defined) that has been maintained by the Company or, to the Company's knowledge, WPHI-FM at any time during the twelve-month period ending on the Closing Date. The Company has not incurred, and as a result of the WPHI-FM Acquisition will not incur (a) any material accumulated funding deficiency within the meaning of ERISA, or (b) any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA) in connection with any Pension Plan established or maintained by it. The Company has not had, and as a result of the WPHI-FM Acquisition will not have, any tax assessed against it by the IRS for any alleged violation under Section 4975 of the Code. The Company does not, and as a result of the WPHI-FM Acquisition will not be required to or assume any liability with respect to any obligation of WPHI-FM to contribute to or maintain any Pension Plan with an unfunded aggregate "amount of benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) and the Company has never participated in or contributed to a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

         2.20 Solvency. Neither the Company nor ROL has (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally. After giving effect to the transactions provided for herein, neither the Company nor ROL will (i) have liabilities which exceed the present fair saleable value of its assets; (ii) be left with unreasonably small capital with which to engage in its business for the foreseeable future; or (iii) have incurred, or anticipate or should reasonably anticipate incurring, debts beyond its ability to pay such debts as they mature.

         2.21 No Material Misstatement or Omission. Neither this Agreement nor any agreement, financial statement, instrument, document, certificate, projection, business proposal, acquisition plan or other written information furnished to the Investors by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Company and not disclosed to the Investors which materially and adversely affects, or in the future may (insofar as the Company can reasonably foresee) materially and adversely affect, the business, assets or liabilities, financial condition or results of operation of the Company or any Subsidiary other than matters generally affecting the radio broadcast industry.

         2.22 Broker's Fee. Except as set forth on Schedule 2.22, neither the Company nor ROL or any of their Affiliates have incurred or will become liable for any brokerage commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement, and the Company agrees to indemnify the Investors against any claims for brokerage fees or commissions payable to any broker or finder claiming through the Company, ROL or any of their Affiliates in connection with the transactions contemplated by this Agreement and to pay all expenses incurred by an Investor in connection with the defense of any action brought against such Investor to collect any brokerage fees or commissions by any such broker or finder.

         2.23 Acquisition Compliance and Delivery of Documents. The consummation of the WPHI-FM Acquisition will not (a) violate, conflict with or result in a material default under any material contract, instrument, agreement, indenture, obligation or commitment of the Company except where consents or waivers have been obtained or (b) violate or result in a violation of, or constitute a default under, any material provision of any law, statute, ordinance, regulation or rule, or any decree, judgment or order of, or any material restriction imposed by, any court or other federal, state or local governmental agency which such violation or default could have a material adverse effect on the Company and ROL, taken as a whole, or their assets, business or financial condition.

SECTION 3.                 CONDITIONS OF THE EXCHANGE

         3.1 Conditions of the Investors. The Investors' obligations to exchange their Subordinated Notes for Preferred Stock and consent to the transactions contemplated hereby shall be subject to compliance by the Company and ROL (and for the purposes of Section 3.1(f) hereof, the Management Stockholders) with their agreements herein contained and to the fulfillment, to the Investors' satisfaction, of the following conditions:

                  (a) Certificate of the Company. The representations and warranties of the Company contained in this Agreement, including but not limited to the representations and warranties made in Section 2, shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, each of the conditions hereafter specified in this Section 3.1 shall have been satisfied in all material respects, there shall be no Redemption Event (as defined in Section 8.1 herein) or any event or condition which, after notice or lapse of time or both, would constitute a Redemption Event, and on the Closing Date one or more certificates to such effect, executed by the President and the Chief Financial Officer of the Company, shall be delivered to the Investors.

                  (b) Issuance of Senior Subordinated Notes. The Company shall have completed the offering of its Senior Subordinated Notes on substantially the same terms set forth in the preliminary offering circular, dated March 26, 1997 (the "Offering Memorandum"), distributed in connection with the Senior Subordinated Debt Financing.

                  (c) Repayment of Outstanding Indebtedness. Prior to or concurrently with the Closing, the Company shall have repaid or otherwise satisfied in full the whole principal amount, together with all accrued but unpaid interest thereon, of the Existing Senior Credit Facility outstanding immediately prior to the Closing Date.

                  (d) Acquisition of WPHI-FM. Concurrently with the Closing, the Company shall consummate and close the WPHI-FM Acquisition pursuant to the terms of the WPHI-FM Purchase Agreement without amendment, modification, waiver or imposition of adverse conditions and pursuant to other terms that are acceptable to the Investors.

                  (e) Warrantholders' Agreement. The Company, ROL, the Investors and the Management Stockholders shall have executed and delivered a First
Amendment to the Warrantholders' Agreement (the "First Amendment to the Warrantholders' Agreement"), amending the Warrantholders' Agreement as of the Closing Date, in the form of Exhibit C hereto.

                  (f) FCC Consents. The Company shall have received all of the necessary and appropriate FCC consents, if any, for the consummation of the WPHI-FM Acquisition, any other transactions contemplated by this Agreement, the First Amendment to the Warrantholders' Agreement and any related agreements or documents, and the period for seeking reconsideration, review or appeal of such FCC consents shall have expired and no such reconsideration, review or appeal shall have been sought by any party.

                  (g) Delivery of Documents. Concurrently with the Closing, the Company or ROL, as the case may be, shall have executed and delivered to the Investors the following:

                         (i) Certificates representing the Preferred Shares;

                         (ii)  Certified  copies of  resolutions of the Board of
Directors (and if necessary, the stockholders) of the Company and ROL, authorizing the execution and delivery of this Agreement, the Senior Loan Agreement (on terms consistent with the Commitment Letter), the Standstill
Agreement and the First Amendment to the Warrantholders' Agreement and authorizing the WPHI-FM Acquisition and the Senior Subordinated Debt Financing;

                         (iii)  A copy  of the  Company's  and  ROL's  corporate
charter or similar organizational document, as amended, certified as of the Closing Date by the Secretary of State of Delaware and the secretary of the Company;

                         (iv) A copy of the bylaws or similar governing document
of the Company and ROL, as amended through the Closing Date, in each case certified by its respective secretary, with such bylaws of the Company in substantially the form of the Amended and Restated Bylaws attached hereto as Exhibit A;

                         (v) A  certificate  issued by the Secretary of State of
Delaware certifying that the Company and ROL are in valid existence in Delaware and certifying as to the Company's and ROL's payment of all taxes;

                         (vi) A certificate  issued by the Secretary of State of
each state or other equivalent jurisdiction in which the Company and ROL each does business, certifying that the Company and ROL, as the case may be, is a foreign corporation or other entity in good standing in such state or other jurisdiction;

                         (vii) True and correct copies of the Commitment Letter;

                         (viii) True and correct copies of the WPHI-FM  Purchase
Agreement and all of the documents and instruments evidencing the transactions consummated in connection therewith;

                         (ix) A certificate  signed by each of the President and
Chief  Financial   Officer  of  the  Company  to  the  effect  that,  after  the transactions contemplated hereby have been consummated: (a) the present fair saleable value of the assets of the Company and ROL on a consolidated basis exceeds its liabilities on a consolidated basis; (b) the Company and ROL have not been left with unreasonably small capital with which to engage in their business for the foreseeable future; and (c) the Company and ROL on a consolidated basis have not incurred, and do not and should not anticipate incurring, debts beyond their ability to pay such debts as they mature;

                         (x) Pro forma annual  budgets for the Company's  fiscal
years ending December 31, 1997 through December 31, 2002;

                         (xi) Pro forma  monthly  budgets  for fiscal year 1997;
and

                         (xii) Such other supporting  documents and certificates
as the Investors may reasonably request.

                  (h) No Violation or Injunction. The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

                  (i) No Litigation. No litigation, suit, action, claim or investigation shall be pending, or threatened, which might impair or prevent the performance of any Interested Party hereunder or the transactions contemplated herein.

                  (j) No Adverse Change. Between the date of the Base Balance Sheet and the Closing Date, there shall have been no material adverse change in the financial conditions, prospects, properties, assets, liabilities, business or operations of the Company or ROL, whether or not in the ordinary course of business.

                  (k) Opinions of Counsel. The Investors shall have received the favorable written opinion of each of: (i) counsel for the Company, dated as of the Closing Date, in substantially the form attached hereto as Exhibit D; and
(ii) special FCC counsel for the Company, dated as of the date of the Closing, in substantially the form attached hereto as Exhibit E.

                  (l) Compliance with Agreements. The Company, ROL and Interested Parties shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein, and in any other document contemplated hereby, which are required to be performed or complied with by the Company, ROL and the Interested Parties on or before the Closing Date.

                  (m) All Documents Satisfactory. The Investors shall receive all documents related to the transactions contemplated by this Agreement and other materials (certified, if requested) as they may reasonably request in connection therewith. The issuance of the Preferred Shares to the Investors shall be made in conformity with all applicable state and federal securities laws.

                  (n) Standstill Agreement. Concurrently with the Closing, the Standstill Agreement, in a form substantially similar to Exhibit F, shall have been executed by all parties thereto; provided, however, such agreement may be executed by the Senior Lender at a later date upon consummation of the Senior Loan Agreement.

                  (o) Payment of Investors' Legal Fees. All reasonable legal fees of the Investors shall, pursuant to Section 12.9 of this Agreement, be paid prior to or at the Closing; provided that the Company has been provided with a bill in reasonable detail at least 24 hours prior to the Closing.

         3.2 Conditions of the Company. The Company's obligation to exchange the Subordinated Notes for Preferred Stock shall be subject to the fulfillment, to the Company's satisfaction, of the following conditions:

                  (a) Certificate of the Company. The representations and warranties of the Investors contained in Section 12.5 of this Agreement shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, and each of the conditions hereafter specified in this Section 3.2 shall have been satisfied in all material respects.

                  (b) Issuance of Senior Subordinated Notes. The Company shall have completed the offering of its Senior Subordinated Notes on substantially the same terms set forth in the Offering Memorandum.

                  (c) Repayment of Outstanding Indebtedness. Prior to or concurrently with the Closing, the Company shall have repaid or otherwise satisfied in full the whole principal amount, together with all accrued but unpaid interest thereon, of the Existing Senior Credit Facility outstanding immediately prior to the Closing Date.

                  (d) Acquisition of WPHI-FM. Concurrently with the Closing, the Company shall consummate and close the WPHI-FM Acquisition pursuant to the terms of the WPHI-FM Purchase Agreement without amendment, modification, waiver or imposition of adverse conditions and pursuant to terms that are acceptable to the Company.

                  (e) Warrantholders' Agreement. The Company, ROL, the Investors and the Management Stockholders shall have executed and delivered the First Amendment to the Warrantholders' Agreement as of the Closing Date.

                  (f) FCC Consents. The Company shall have received all of the necessary and appropriate FCC consents, if any, for the consummation of the WPHI-FM Acquisition, any other transactions contemplated by this Agreement, the First Amendment to the Warrantholders' Agreement and any related agreements or documents, and the period of seeking reconsideration, review or appeal of such FCC consents shall have expired and no such reconsideration, review or appeal shall have been sought by any party.

                  (g) Delivery of Subordinated Notes. Concurrently with the Closing, the Investors shall have delivered the Subordinated Notes to the Company.

                  (h) No Violation or Injunction. The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

                  (i) No Litigation. No litigation, suit, claim or investigation shall be pending, or threatened, which might impair or prevent the performance of any Interested Party hereunder or the transactions contemplated herein.

                  (j)  Release  of  Security  Interests.  All of the  Investors'
security   interests  relating  to  the  Subordinated  Notes  issued  under  the
Securities Purchase Agreement shall be released by the Investors.


SECTION 4.                 FINANCIAL COVENANTS OF THE COMPANY

         So long as the Preferred Shares are outstanding, the Company (for purposes of this Section 4 the term "Company" shall include any and all Subsidiaries) shall comply with the following covenants:

         4.1 Minimum Broadcast Cash Flow. At the end of each fiscal quarter indicated below, the Company will not permit the Broadcast Cash Flow for the prior twelve (12) month period to be less than the following:

                                           Minimum Broadcast
                Quarter End Date             Cash Flow ($000)

                        6/30/97                  10,027
                        9/30/97                  10,245
                       12/31/97                  10,492
                ------------------------------------------------
                        3/31/98                  10,602
                        6/30/98                  10,755
                        9/30/98                  10,913
                       12/31/98                  12,718
                ------------------------------------------------
                        3/31/99                  12,981
                        6/30/99                  13,343
                        9/30/99                  13,719
                       12/31/99                  14,150
                ------------------------------------------------
                      3/31/2000                  14,364
                      6/30/2000                  14,658
                      9/30/2000                  14,964
                     12/31/2000                  15,313
                ------------------------------------------------
                      3/31/2001                  15,566
                      6/30/2001                  15,914
                      9/30/2001                  16,277
                     12/31/2001                  16,690
                ------------------------------------------------

                      3/31/2002                  16,820
                      6/30/2002                  16,998
                      9/30/2002                  17,183
                     12/31/2002                  17,395
                -------------------------------------------------
                      3/31/2003                  17,530
                      6/30/2003                  17,715
                      9/30/2003                  17,909
                     12/31/2003                  18,129
                -------------------------------------------------
                      3/31/2004                  18,296
                      6/30/2004                  18,525
                      9/30/2004                  18,763
                     12/31/2004                  19,035
                -------------------------------------------------
                      3/31/2005                  19,211
                      6/30/2005                  19,451
                      9/30/2005                  19,702
                     12/31/2005                  19,987
                -------------------------------------------------

         4.2 Maximum Corporate Overhead Expense. The Company will not incur or pay any Corporate Overhead Expense in excess of $1,800,000 for the fiscal year ending December 31, 1997 and $1,935,000 for the fiscal year ending December 31, 1998 or any fiscal year thereafter; provided, however, that such amount may be increased each year thereafter by up to 5% over the maximum permitted amount for the immediately preceding fiscal year (beginning with the fiscal year ending December 31, 1999) so long as the Company has not breached any quarterly minimum Broadcast Cash Flow requirement set forth in Section 4.1 above during such preceding fiscal year and no other Redemption Events shall have occurred and be continuing.

         4.3 Capital Expenditures. Except for those capital expenditures described on Appendix A hereto, the Company will not make, incur, assume or otherwise become liable for Capital Expenditures in excess of $300,000 for any fiscal year period; provided, however, that if the Company does not incur Capital Expenditures in an aggregate amount of $300,000 during any fiscal year period, the Company may add such unused portion of permitted Capital
Expenditures to the amount of the Capital Expenditure allotment for the following fiscal year period.


SECTION 5.                 AFFIRMATIVE COVENANTS OF THE COMPANY

         For so long as any of the Preferred Shares or Warrants are outstanding, the Company shall comply with the following covenants:

         5.1 Financial Statements. The Company will maintain a system of accounts sufficient to produce financial statements in accordance with GAAP, keep full and complete, in all material respects, financial records and furnish to each Investor the following reports:

                  (a) on or before  April 1 of each fiscal year of the  Company,
(i) an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of the preceding fiscal year, together with related audited consolidated statements of operations (including cash flows) of the Company and its Subsidiaries for such year, and (ii) an audited consolidating balance sheet of the Company and its Subsidiaries as at the end of the preceding fiscal year, together with related audited consolidating statements of operations (including cash flows) of the Company and its Subsidiaries for such year, in each case examined and reported upon by Arthur Andersen LLP or another firm of nationally recognized independent public accountants reasonably satisfactory to the Investors, prepared in accordance with GAAP and practices consistently applied, together with a certificate of the Chief Financial Officer of the Company and a written discussion and analysis by management of such financial statements, including a comparison of the results versus budget for the preceding fiscal year and an explanation for any variances therein;

                  (b) within forty-five (45) days after the end of each fiscal quarter, (i) unaudited consolidated balance sheets and statements of operations (including cash flows) of the Company and its Subsidiaries, and (ii) unaudited consolidating balance sheets and statements of operations (including cash flows) of the Company and its Subsidiaries, in each case such balance sheets to be as of the end of such quarter and such statements of operations to be both for the year-to-date period as of the end of such quarter and for the quarter, certified by the Chief Financial Officer of the Company, together with comparisons of actual results versus the budgeted results and the results for the comparable periods in the preceding fiscal year and a brief written discussion and analysis by management of such financial statements and an explanation for any variances therein;

                  (c) within thirty (30) days after the end of each of the first two months for each quarter (i) statements of operation comparing such results to (A) the budget for that period and (B) the results of the statements of operation for the prior year, and (ii) a balance sheet for such month, and (iii) a brief written discussion and analysis by management of such statements, including a comparison of the results versus the budgeted results and results for comparable periods in the preceding fiscal year and an explanation for any variances therein;

                  (d) copies of all other documents, statements and reports as and when delivered by the Company to any of its lenders or stockholders and notices of any material adverse changes to the business, financial condition, prospects or assets of the Company; and

                  (e) such other financial information as the Investors may reasonably request.

         The certifications required from the Chief Financial Officer of the Company under Sections 5.1(a) and (b) above shall include a certification that, to the best of his or her actual knowledge after due inquiry and reasonable investigation, (i) there does not exist any Event of Noncompliance (as defined in Section 8.1 hereof) under this Agreement, or any set of facts or circumstances which, with the giving of notice and/or the passage of time, could constitute an Event of Noncompliance, or (ii) if any such Event of Noncompliance or circumstances exist, stating the relevant facts and what actions the Company proposes to remedy them. In connection with the annual financial statements delivered pursuant to Section 5.1(a) above, the Company's independent public accountants shall certify to the Investors that in the course of conducting their audit they have reviewed this Agreement, and either (i) that they are not aware of any breaches, Events of Noncompliance or facts or circumstances of the kind described above, or (ii) set forth such breaches, Events of Noncompliance or facts as they have become aware of such. The Investors or their authorized representatives shall have the right to meet with the Company's public accountants from time to time to discuss the financial condition and results of operation of the Company, its financial controls and the accounting principles applied in the preparation of its financial statements.

         5.2 Budget and Operating Forecast. Not later than thirty (30) days after the beginning of each fiscal year, senior management will prepare and submit to the Board of Directors of the Company, with a copy to each of the Investors, (a) a monthly budget for such fiscal year of the Company, together with management's written discussion and analysis of such budget and (b) five
(5) year projections in similar form to the projections delivered to each of the Investors prior to the date hereof. The Company shall review its budget periodically and shall advise the Investors of all material changes therein and all material deviations therefrom.

         5.3 Maintenance of Properties. The Company will maintain all properties used in the conduct of its business in good repair, working order and condition as necessary to permit such business to be conducted as presently conducted.

         5.4 Inspection. Upon reasonable notice and during normal business hours, the Company will permit authorized representatives of the Investors to visit and inspect any of the properties of the Company, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the principal officers and independent accountants, all at such reasonable times and as often as may be reasonably requested so long as such visits, inspections and discussions do not unduly interfere with the conduct of the Company's business.

         5.5 Tax Matters. The Company and each Subsidiary shall pay and discharge all lawful Taxes, assessments and governmental charges or levies imposed upon it with respect to its income or property before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, would reasonably be expected to become a Lien or charge upon its property or any part thereof; provided, however, that the Company and each Subsidiary shall not be required to pay and discharge any such Tax, assessment, charge, levy or claim so long as the validity thereof is being contested by it in good faith by appropriate proceedings and an adequate reserve therefor has been established. The Company and each Subsidiary will file all necessary Tax Returns. In addition, the Company and the Investors agree to file all Tax Returns consistently with the treatment of the Exchange as a non-reportable non-taxable event.

         5.6 Compliance with Laws. The Company and each Subsidiary will comply in all material respects with all applicable statutes, rules and regulations of the United States (including, without limitation, the Communications Act and all applicable regulations and policies of the FCC), of the states thereof and their counties, municipalities and other subdivisions and of any other jurisdiction applicable to the Company or any of its Subsidiaries, except where (i) compliance therewith shall at the time be contested in good faith by appropriate proceedings, (ii) compliance is not required or (iii) the failure to comply would not reasonably be expected to have a material adverse effect on the assets, business or financial condition of the Company and the Subsidiaries, taken as a whole. The Company and each Subsidiary shall timely and properly file all regular and periodic reports and materials which the Company and each Subsidiary are required to file with any federal or state regulatory agency or governmental authority (including without limitation the FCC) and shall upon request provide each Investor with copies of all such reports and materials. In the event the Company learns of any material petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, order to show cause, complaint, proceeding or the threat thereof before the FCC, the Company shall promptly notify the Investors of the same in writing and shall take all reasonable measures to contest the same in good faith or seek removal or rescission thereof.

         5.7 Insurance. The Company and the Subsidiaries will keep their insurable properties insured, upon reasonable business terms, by financially sound and reputable insurers against liability, and the perils of casualty, fire and extended coverage in amounts of coverage at least equal to those customarily maintained by companies in the same or similar business, and of similar size, as the Company and the Subsidiaries. The Company and the Subsidiaries will also maintain with such insurers insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies engaged in the same or similar business, and of similar size.

         5.8 Key Man Insurance. The Company shall maintain in full force and effect at all times policies of insurance in such form and issued by such insurers as shall be reasonably acceptable to the Investors insuring the lives of Liggins and Hughes, each in the amount of $1,000,000 ("Key Man Life Insurance"), and shall deliver to the Investors from time to time evidence of compliance with this Section 5.8.

         5.9 Board of Directors Meetings;  Management Rights. The Company shall:
(a) ensure that meetings of the Board of Directors of the Company are held at least four (4) times each year at intervals of not more than four (4) months and that annual meetings (the "Annual Meetings") of the stockholders of the Company be held each year within 180 days of the Company's fiscal year end; (b) ensure that the Board of Directors maintains a Compensation Committee and create and maintain an Audit Committee within six months of the Closing Date or at the next Board of Directors meeting, which shall each meet at least once a year and be comprised of at least two (2) Independent Directors; (c) provide each Investor with all notices of such meetings; (d) allow a designated representative of each Investor holding any Preferred Shares to attend as an observer all meetings of the Board of Directors and all meetings of committees of the Board of Directors, and allow a designated representative of each of the Investors to attend the Annual Meetings; and (e) provide the representatives of the Investors with all materials delivered to the Directors or stockholders of the Company, as the case may be, as and when such materials are delivered to the Directors or stockholders, and prior written notice of all such meetings, which shall be delivered simultaneously with delivery of such notice to the Directors or stockholders and at least five (5) days prior to all such meetings; provided, however, that in extraordinary circumstances, such Board of Directors may call meetings of Directors on less than five (5) days' prior written notice (but in no event less than two (2) business days). The Company shall permit its Board of Directors to act by meetings only and only if the meetings are held in accordance with Sections (c),
(d) and (e) of this Section 5.9.


SECTION 6.                 NEGATIVE COVENANTS OF THE COMPANY

         The Company covenants and agrees that from the date hereof and for so long as any of the Preferred Shares or Warrants are outstanding, the Company shall comply with the following covenants, unless otherwise consented to in writing by the Investors holding a majority of the outstanding shares of Preferred Stock in accordance with Section 12.1 (which consent may be withheld by the Investors in their sole discretion).

         6.1 Indebtedness. The Company will not, and will not permit any Subsidiary to, directly or indirectly, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness or liability, except:

                  (a)      Indebtedness under the Senior Subordinated Notes;

                  (b) Indebtedness outstanding under the Senior Loan Agreement and any refinancing of the Indebtedness under the Senior Loan Agreement on terms substantially similar or more favorable to the Company than the terms of the Senior Loan Agreement, provided that such refinancing shall not (i) increase the interest rates to a rate greater than the rate provided for under the terms of the Senior Loan Agreement, (ii) materially change the rate of amortization of the Senior Loan Agreement, (iii) extend the maturity of the Senior Debt beyond its current maturity or (iv) increase the principal amount of the Senior Debt in an amount in excess of $2,500,000;

                  (c) Indebtedness (including Indebtedness owed to Affiliates of the Company) as described in Schedule 6.1(c);

                  (d) Indebtedness with respect to unaffiliated, bona fide trade and other similar obligations and other normal accruals, including Taxes, assessments, and other governmental charges, arising in the ordinary course of business, consistent with past practice and which is either: (i) no more than 60 days past due or (ii) is being contested in good faith by appropriate proceedings ("Good Faith Contested Trade Debt"), and then only to the extent the amount thereof has been set aside on the Company's books, so long as such

Good Faith Contested Trade Debt, in the aggregate, does not exceed $125,000 at any one time;

                  (e) Indebtedness incurred for purchase money obligations and Capital Leases, so long as (i) the pertinent assets are acquired in the ordinary course of the Company's business, (ii) the Indebtedness secured thereby does not exceed the fair market value of such assets, and (iii) the aggregate amount of such Indebtedness does not exceed $1,500,000 at any one time;

                  (f)      Intercompany Indebtedness;

                  (g) Indebtedness in respect of guaranties by the Company or any Subsidiary to a third party, to the extent that any such guarantee secures Indebtedness of the Company or any Subsidiary which is specifically permitted to be incurred or to remain outstanding under the provisions of this Section 6.1; and

                  (h) Other  Indebtedness  which (i) is not for money  borrowed,
(ii) is not related to any Capital Leases or purchase money indebtedness, (iii) is not owed to any Affiliate of the Company and (iv) is incurred in the ordinary course of business of the Company or any Subsidiary consistent with past practices and on reasonable terms, so long as the incurrence of such Indebtedness would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

         6.2 Liens. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any nature whatsoever on any of its assets (including any leasehold interests in property used by the Company or any Subsidiary of the Company) or ownership interests now or hereafter owned, other than (the following are referred to herein collectively as "Permitted Liens"):

                  (a) Liens securing the payment of Taxes, and other government charges, either not yet due or the validity of which is being contested in good faith before appropriate proceedings, and as to which it shall have set aside on its books adequate reserves to the extent required by GAAP and provided that, in any event, payment of any such Tax, assessment, charge, levy or claim shall be made before any of the Company's property shall be seized and sold in satisfaction thereof;

                  (b)  Deposits   under  worker's   compensation,   unemployment
insurance and social security laws;

                  (c) Restrictions, easements, and minor irregularities in title which do not and will not interfere with the occupation, use and enjoyment of the properties of the Company in the normal course of business as presently conducted or materially impair the value of such assets for the purpose of such business;

                  (d)  Liens  securing  Indebtedness   permitted  under  Section
6.1(a), (b) or (c);

                  (e) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than sixty (60) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                  (f) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases (to the extent permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                  (g) Judgments and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                  (h) Liens against the fee interest in real property leased by the Company which are securing obligations of the owner of such property;

                  (i) Liens on assets acquired with purchase money Indebtedness or as a result of Capital Leases permitted by Section 6.1(e) and so long as the obligation secured by a Lien so created, assumed, or existing shall not exceed one hundred percent (100%) of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby and each such Lien shall attach only to the property so acquired and fixed improvements thereon; and

                  (j)      Liens set forth on Schedule 6.2 attached hereto.

         6.3 Sale of Assets. The Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of any of the Stations or FCC Licenses or any other material licenses or sell, lease, transfer or otherwise dispose of any material portion of its properties, assets, rights or licenses; provided, however, that (a) the Company may sell assets that are obsolete or are not required for its business, or individual assets without the Investors' prior written consent so long as the Company replaces if needed the sold property within a reasonable period of time with property of equal or greater utility to the conduct of the Company's business and so long as such sales or other dispositions of assets do not, in the aggregate, amount to a substantial portion of the assets of the Company, (b) the Company may sell assets which are not necessary for the operation of the Stations in any single transaction or series of related transactions involving the same buyer or its Affiliates so long as the aggregate sales value of such assets does not exceed $250,000, (c) the Company may sell radio air time and other assets in the normal course of the Company's business, and (d) the Company and ROL may transfer assets to and among themselves.

         6.4 Fundamental Changes. The Company will not, and will not permit any Subsidiary to (a) form any additional direct or indirect Subsidiary, (b) terminate, liquidate, consolidate, or merge with another Person or otherwise acquire any additional business unit, except that (i) any Subsidiary (other than a License Subsidiary) may be merged or consolidated into the Company (provided that the Company shall be the surviving corporation), and (ii) any Subsidiary (other than a License Subsidiary) may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company, (c) make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person (including without limitation any employees (except loans to employees in the aggregate outstanding principal amount of $20,000 at any one time) or Affiliates of the Company) or entity, except for (i) capital expenditures as and to the extent specifically permitted hereunder, (ii) cash and cash equivalents,
(iii) Permitted Investments (as defined in the Indenture) and (iv) intercompany Indebtedness, or (d) enter into any local marketing or time brokerage arrangements.

         6.5 Guaranties. The Company will not, and will not permit any Subsidiary to, guarantee, endorse or otherwise in any way become or be responsible for obligations of any other Person, except (a) endorsements of negotiable instruments for collection in the ordinary course of business; (b) guaranties to the Senior Lender permitted pursuant to Section 6.1(f) hereof, (c) guaranties of obligations of any Affiliate to the extent such obligations are permitted under Section 6.1; or (d) guaranties of obligations as more fully set forth in Schedule 6.5.

         6.6 No Sale and Leaseback. The Company will not, and will not permit any Subsidiary to, enter into any arrangements, directly or indirectly, with any person whereby it shall sell or transfer any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property.

         6.7 No Amendments to Charter or By-laws. The Company and Management Stockholders will not agree to any amendment to its charter or its by-laws without the approval of the Investors holding a majority of the outstanding shares of Preferred Stock.

         6.8 No Change in Accounting Policies. Except as required by GAAP, the Company will not, and it will not permit any Subsidiary to, change or introduce any new method of accounting which differs in any substantive respect from the accounting as reflected in the audited financial statements delivered to the Investors hereunder.

         6.9 Restrictions on Other Agreements. The Company will not, and it will not permit any Subsidiary to, enter into any agreement with any party which would restrict payments due to the Investors in respect of their Preferred Shares other than to the extent such payments are specifically restricted by the provisions of the Standstill Agreement, as in effect on the Closing Date and to be executed by the Senior Lender upon consummation of the Senior Loan Agreement, the Indenture, and the Senior Loan Agreement.

         6.10 Affiliated Transactions. Other than those transactions, agreements or arrangements set forth in Schedule 6.10, all transactions, agreements or arrangements by and between the Company or any of its Subsidiaries and any director, officer, key employee or stockholder of the Company or any Subsidiary of the Company, or persons controlled by or affiliated with such director, officer, key employee or stockholder, shall require prior approval of the Investors holding a majority of the outstanding shares of Preferred Stock.

         6.11 Distributions, Redemptions or Issuances of Capital Stock. Except as otherwise expressly provided in this Agreement and Exhibit A hereto, the Company will not: (a) declare or pay any dividends or make any distributions of cash, property or securities of the Company with respect to any shares of its Common Equity, any other class of its stock or warrants or options to purchase any class of its stock, make any payments to, or for the benefit of, the Management Stockholders (other than in compliance with Section 4.2) or directly or indirectly redeem, purchase, or otherwise acquire for any consideration any shares of its Common Equity, any other class of its stock or warrants or options to purchase any class of its stock (other than pursuant to a put or call of the Warrants under Article V of the Warrantholders' Agreement, as amended); or (b) issue, sell or grant any shares of capital stock of the Company, except on exercise by any Investor of Warrants or ROFR Warrants (as defined in the Warrantholders' Agreement, as amended), or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for capital stock of the Company or options, warrants or rights carrying any rights to purchase capital stock or convertible or exchangeable securities of the Company, except for Common Equity issued upon exercise of the Warrants or Exchange Warrants by the Investors.

         6.12 Senior Loan Agreement Consent Right. The Company will not enter into the Senior Loan Agreement without obtaining the prior written consent of the holders of a majority of the Preferred Shares.


SECTION 7.                 SPECIAL COVENANTS

         So long as the Preferred Shares are outstanding, but subject in all cases to the Standstill Agreement: (a) each of the Interested Parties will take any action which the Investors may reasonably request in order that the Investors obtain and enjoy the full rights and benefits granted to the Investors under this Agreement and the agreements contemplated hereby, including, without limitation, the use of his, her or its best efforts (provided, however, that in the case of the Management Stockholders, best efforts shall not include or require the payment of money or the incurrence of any other personal expense), consistent with the rules, regulations and policies of the FCC and any other Regulatory Agencies, to obtain any necessary approvals for any action or transaction contemplated by this Agreement or any agreement contemplated hereby for which such approval is then required or prudent, including, without limitation, preparing, signing and filing, with the FCC or any other pertinent Regulatory Agency or authority, any applications, notices, filings or reports necessary or prudent for approval of any such actions or transactions; (b) none of the Interested Parties will: (i) take any action to obstruct, impede or infringe upon the Investors' enforcement of their rights, benefits and remedies under this Agreement and any agreement contemplated hereby or (ii) enter into any amendments to the Senior Loan Agreement or any other agreements with the Senior Lender which are not permitted by the Standstill Agreement or Section 6.1(b) hereof; (c) each of the Interested Parties agrees to cooperate fully with any and all actions taken by the Investors, including, without limitation, the full and complete cooperation and assistance in all proceedings, correspondence and other communications before or with the FCC, and any other state, local or other authority in connection with obtaining the approvals referred to above, in each such instance using its best efforts (provided, however, that in the case of Management Stockholders, best efforts shall not include or require the payment of money or the incurrence of any other personal expense); and (d) each of the Interested Parties agrees to exercise its voting and consent rights with respect to its shares of capital stock or partnership interests in the Company and the Subsidiaries, subject to the terms of the Standstill Agreement, to (i) comply with their respective covenants and other obligations under this Agreement and any agreement contemplated hereby and to not otherwise take any action that would or could conflict with or impair the rights and benefits of the Investors under this Agreement or any agreement contemplated hereby; and (ii) cooperate with, and use their respective best efforts (provided, however, that in the case of Management Stockholders, best efforts shall not include or require the payment of money or the incurrence of any other personal expense), to help effectuate, any actions taken by the Investors to enforce their rights, benefits and remedies hereunder and under any agreement contemplated hereby.

         The Interested Parties hereto acknowledge that the foregoing provisions are, inter alia, intended to ensure that, subject to the terms of the Standstill Agreement, upon the occurrence of a Redemption Event, the Investors shall receive, to the fullest extent permitted by applicable law and governmental policy (including, without limitation, the rules, regulations and policies of the FCC), all rights necessary or desirable to obtain and/or sell the Stations and all of the Company's and Subsidiaries' properties and assets related thereto (including, without limitation, the FCC Licenses), and to exercise all remedies available to them under this Agreement and the other agreements contemplated hereunder or applicable law. The Interested Parties also acknowledge and agree that the Investors have the right under Section 10 of this Agreement and Article VI of the Warrantholders' Agreement, as amended, subject to the terms of the Standstill Agreement, to seek appointment of a receiver, trustee, transferee or similar official to effect the transactions contemplated by this Agreement, including without limitation, to seek from the FCC an involuntary transfer of control of each FCC License held by the Company or the Subsidiaries for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred, and that the Investors are entitled to seek such relief and the Interested Parties agree not to object thereto on any grounds. The Interested Parties further acknowledge and agree that, in the event of changes in law or governmental policy occurring subsequent to the date hereof that affect in any manner the Investors' rights of access to, or use or sale of, the Stations or any of the Company's and Subsidiaries' properties and assets related thereto (including, without limitation, the FCC Licenses), or the procedures necessary to enable the Investors to obtain such rights of access, use or sale, the parties hereto shall amend, subject to the terms of the Standstill Agreement, this Agreement and the agreements contemplated hereunder, in such manner as the Investors shall reasonably request, in order to provide such rights to the greatest extent possible, consistent with this Section 7 and then applicable law and governmental policy.


SECTION 8.          REDEMPTION EVENTS

         8.1 Redemption Events. Each of the following events is herein referred to as an "Event of Noncompliance":

                    (a) if any representation or warranty made herein or in any agreement executed in connection with, or in any report, certificate, financial statement or other instrument furnished in connection with, this Agreement shall prove to have been false or misleading when made in any material respect;

                    (b) if a breach occurs in the payment of any funds due to the Investors in connection with the Preferred Shares, and such breach continues for more than ten (10) days after the due date;

                    (c) if a breach occurs in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the provisions of Sections 4, 6.1, 6.2, 6.4 or
6.5 of this Agreement and such breach remains uncured for ten (10) days after the earlier to occur of (i) senior management's actual knowledge of such breach or (ii) written notice thereof from the Investors to the Company; provided, however, that if such breach cannot be remedied, then such breach shall be deemed to be an Event of Noncompliance as of the date of the occurrence thereof provided further, in the case of an Event of Noncompliance with respect to
Section 4 of this Agreement, such Event of Noncompliance shall be deemed to be cured upon the Company's first compliance with the applicable financial performance target for a subsequent period of time;

                    (d) if a breach occurs in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to any of the provisions of this Agreement not referenced in clauses (b) or (c) above or any other agreement contemplated hereby and such breach remains uncured for thirty (30) days after written notice thereof from the Investors to the Company; provided, however, that if such breach cannot be remedied, then such breach shall be deemed to be an Event of Noncompliance as of the date of the occurrence thereof;

                    (e) if the payment of any other Indebtedness of the Company or any Subsidiary of the Company for borrowed money in amounts greater than $250,000 in the aggregate (including any Senior Debt) is accelerated prior to the stated maturity thereof;

                    (f) if the Company shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (ii) admit in writing its inability to pay its debts as they mature,
(iii) make a general assignment for the benefit of creditors, or (iv) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if corporate action shall be taken for the purpose of effecting any of the foregoing;

                    (g) if there shall be filed against the Company an involuntary petition seeking reorganization of the Company or the appointment of a receiver, trustee, custodian or liquidator of the Company or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an "Involuntary Petition");

                    (h) if final judgment(s) for the payment of money in excess of an aggregate of $250,000 shall be rendered against the Company or any Subsidiary and the same shall remain undischarged for a period of thirty (30) consecutive days, during which time execution shall not be effectively stayed;

                    (i) if there occurs any attachment of any deposits or other property of the Company or any Subsidiary, or any attachment of any other property of the Company or any Subsidiary in an amount exceeding $250,000, which shall not be discharged or effectively stayed within thirty (30) days of the date of such attachment; provided, however, that if the attachment subsequently becomes unstayed, the attachment will again become an Event of Noncompliance; or

                    (j) the Company or any Subsidiary shall lose, fail to keep in force, suffer the termination, suspension or revocation of or terminate, forfeit or suffer an amendment to any FCC License or other material license at any time held by it, the loss, termination, amendment, suspension or revocation of which would have a material adverse effect on the operations of the Company and its Subsidiaries taken as a whole or the Company's or any Subsidiary's
ability  to  perform  its   obligations   under  this  Agreement  or  under  the
Certificate.

If an Event of Noncompliance shall exist and be continuing and if and only if all indebtedness for money borrowed, including but not limited to the Senior Indebtedness (as defined in the Standstill Agreement), has been indefeasibly repaid in full in cash and all obligations of the Senior Lender under the Senior Loan Agreement to advance further funds shall have terminated, a "Redemption Event" shall have occurred, and upon each and every such Redemption Event and at any time thereafter during the continuance of such Redemption Event, at the election of the Investors holding a majority of the outstanding shares of Preferred Stock, the Company shall be required to redeem any or all of the outstanding shares of Preferred Stock, together with any and all accumulated and accrued but unpaid dividends thereon (such redemptions to take place on a pro rata basis among all holders of shares of Preferred Stock), anything contained herein or in the Certificate to the contrary notwithstanding (except in the case of an Event of Noncompliance under clauses (i) through (iv) of paragraph (f) or paragraph (g) of this Section 8.1, in which event such Preferred Shares shall automatically become redeemable, provided that the holders of Preferred Shares shall not be entitled to any distribution of the Company's assets or funds until such time as the then outstanding Indebtedness has been paid in full). In the event of a redemption of the Preferred Stock as a result of the filing of an Involuntary Petition as specified in paragraph (g) of this Section 8.1, such right of redemption shall be rescinded, and the Company's rights hereunder reinstated, if, within sixty (60) days following the filing of such Involuntary Petition, such Involuntary Petition shall have been dismissed, and there shall exist no other Redemption Event under this Agreement.

         8.2 Remedies on Default, etc. In case any one or more Redemption Events shall occur and be continuing and the Investors' right to redeem the Preferred Shares shall have been triggered, the Investors, subject to the rights and preferences of the Senior Debt and Senior Subordinated Notes, may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Agreement or for an injunction against a violation of any of the terms hereof or in and of the exercise of any power granted hereby or by law. No right conferred upon the Investors hereby or by the Preferred Shares shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.


SECTION 9.        STANDSTILL AGREEMENT

         In the event of any conflict between any term or provision of this Agreement or any other Loan Document and any term or provision of the Standstill Agreement, the term or provision of the Standstill Agreement will control and govern.


SECTION 10.       SALE OR REFINANCING COVENANT

         Notwithstanding anything in this Agreement to the contrary and without limiting any rights that the Investors may have under this Agreement, the Warrantholders' Agreement, as amended, or any other agreements or documents related hereto or under applicable law, the Company shall, at the election of Investors holding a majority of the outstanding shares of Preferred Stock, within four (4) months after the occurrence of any of the events set forth below, enter into a signed purchase and sale agreement for the sale of the Company and the Subsidiaries or the assets thereof or a signed financing commitment letter with an institutional lender, in each case providing for sufficient funds to repay all indebtedness for money borrowed, including, but not limited to, the Senior Indebtedness, redeem the outstanding shares of Preferred Stock, pay the holders of the Warrants the value of the Warrants and close on such sale or financing and repay all indebtedness for money borrowed, including, but not limited to, the Senior Indebtedness, the amounts due to the holders of the Preferred Shares and the value of the Warrants to the holders of the Warrants promptly after any required FCC approval is obtained and, in any event, within four (4) months after execution of the applicable purchase and sale agreement or financing commitment:

                    (a) the Company fails to redeem shares of Preferred Stock as required pursuant to the terms of the Certificate and such failure to redeem continues for more than five (5) days;

                    (b) the Company, directly or indirectly, without the prior written consent of Investors holding a majority of the outstanding shares of Preferred Stock, (i) breaches the covenants set forth in Section 4.2 by more than $250,000 annually or Section 6.11 by more than $250,000, breaches the covenants set forth in Section 6.1 by more than $2,000,000, breaches any of the covenants set forth in Sections 6.2, 6.3 or 6.5 hereof and the value or amount of the assets, transactions or liabilities involved exceeds $2,000,000, or breaches the covenant set forth in Section 6.4 in any material manner, and (ii) such breach is not cured within any applicable cure period; or

                    (c) the Company fails to meet the minimum trailing twelve month Broadcast Cash Flow amount set forth below for two (2) consecutive quarter end dates.

                                          Minimum Broadcast
                Quarter End Date            Cash Flow ($000)

                        6/30/97                  9,397
                        9/30/97                  9,598
                       12/31/97                  9,828
                ------------------------------------------------
                        3/31/98                  9,931
                        6/30/98                 10,073
                        9/30/98                 10,222
                       12/31/98                 11,908
                ------------------------------------------------
                        3/31/99                 12,155
                        6/30/99                 12,495
                        9/30/99                 12,851
                       12/31/99                 13,256
                ------------------------------------------------
                      3/31/2000                 13,456
                      6/30/2000                 13,731
                      9/30/2000                 14,019
                     12/31/2000                 14,347
                ------------------------------------------------
                      3/31/2001                 14,582
                      6/30/2001                 14,909
                      9/30/2001                 15,250
                     12/31/2001                 15,636
                ------------------------------------------------

                      3/31/2002                 15,758
                      6/30/2002                 15,925
                      9/30/2002                 16,099
                     12/31/2002                 16,296
                ------------------------------------------------
                      3/31/2003                 16,422
                      6/30/2003                 16,597
                      9/30/2003                 16,778
                     12/31/2003                 16,984
                ------------------------------------------------
                      3/31/2004                 17,147
                      6/30/2004                 17,374
                      9/30/2004                 17,610
                     12/31/2004                 17,845
                ------------------------------------------------
                      3/31/2005                 18,017
                      6/30/2005                 18,255
                      9/30/2005                 18,503
                     12/31/2005                 18,738
                ------------------------------------------------

         In the event that the Company fails to enter into a signed purchase and sale agreement or a signed financing commitment letter within four (4) months or fails to close on such sale or financing and repay all indebtedness for money borrowed, including but not limited to, the Senior Indebtedness, redeem the outstanding shares of Preferred Stock and pay the holders of the Warrants the value of the Warrants within four (4) months after execution of the applicable purchase and sale agreement or financing commitment letter as required under this Section 10, the Investors shall have those rights described in Article VI of the Warrantholders' Agreement, as amended, including, but not limited to, the right to expand the Board of Directors of the Company and each Subsidiary up to nine (9) directors to ensure that the Investors control a majority of each such Board of Directors and appoint individuals to the vacancies created by such expansions. Any actions by the Investors under the provisions of this Section 10 and any redemption of shares of Preferred Stock as a result of any occurrence of the events set forth herein shall be subject to the terms of the Standstill Agreement and shall not be deemed to be a de facto transfer of control for FCC purposes and shall be subject to the requirements that the Company and each Subsidiary obtain any necessary FCC approvals for the actions taken hereunder.

SECTION 11.                DEFINITIONS

         Unless the context specifically requires otherwise, capitalized terms used in this Agreement shall have the meaning specified below:

         "Affiliate" of any Person means (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person,
(ii) of any subsidiary of such Person or (iii) of any Person described in clause
(a) above. For purposes of this definition, control of a

Person shall mean the power, direct or indirect, (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Broadcast Cash Flow" means, with respect to any fiscal period, Operating Cash Flow for such period increased by Corporate Overhead Expense and cash Taxes paid; provided however that such Corporate Overhead amount shall not exceed the maximum permitted under Section 4.2 hereof.

         "Business Day" means any day other than a Saturday, Sunday or Massachusetts or federal holiday.

         "Capital Expenditure" means with respect to any Person any liabilities incurred or expenditures made (net of any casualty insurance proceeds or condemnation awards used to replace fixed assets following a casualty event or condemnation with respect thereto) by such Person that, in conformity with GAAP is required to be accounted for as a capital expenditure on the consolidated balance sheet of such Person.

         "Capital Lease" means with respect to any Person any obligation in respect of any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, is required to be capitalized on the consolidated balance sheet of such Person or for which the amount of the asset and liability thereunder should be disclosed in a note to such balance sheet as if so capitalized.

         "Cash Flow Period" means, as a separate period, each calendar year occurring during the term of this Agreement; provided, however, that the first Cash Flow Period shall commence on December 31, 1996 and end on December 31, 1997.

         "Common Equity" means the Common Stock and Non-Voting Common Stock of the Company, collectively.

         "Common Stock" means the voting class A common stock, par value $.01 per share, of the Company.

         "Corporate Overhead Expense" means all general and administrative expenses incurred during any fiscal period which are not associated with, or attributable to, the particular operations of one or more of the Stations and which are properly classified as general and administrative expenses on the Company's financial statements, including compensation paid to senior management, insurance, rent, professional fees, travel and entertainment; notwithstanding any GAAP to the contrary, Corporate Overhead Expense shall include all compensation and distributions paid by the Company or the Subsidiary to or for the benefit of the Management Stockholders or any of their Affiliates.

         "FCC" means the Federal Communications Commission (or any successor agency, commission, bureau, department or other political subdivision of the United States of America).

         "Indebtedness"  means with respect to any Person,  without duplication,
(i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, (C) for any letter of credit or performance bond in favor of such Person, (D) for the payment of money relating to a capitalized lease obligation, or (E) any liability, contingent or otherwise, of such Person to any other Person for any purchase price associated with any acquisition of assets, business or otherwise (including any deferred purchase price, assumption of Indebtedness, noncompetition payments or other forms of consideration); (ii) any liability of others of the kind described in the preceding clause (i), which the Person has guaranteed or which is otherwise its legal liability, contingent or otherwise; (iii) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; (iv) all other items (except items of capital stock, capital or paid-in surplus or of retaining earnings) which in accordance with GAAP, would be included as a liability on the balance sheet of such Person on the date of determination; and (v) any and all deferrals, renewals, extensions or refinancing of, or amendments, modifications of supplements to, any liability of the kind described in any of the preceding clauses (i), (ii),
(iii) or (iv).

         "Indenture" means the Indenture, to be dated as of May 15, 1997, among the Company, the Subsidiary Guarantors (as defined therein) and the Trustee, as amended from time to time in accordance with the terms thereof.

         "Independent Director" means any member of the Company's or any Subsidiary's Board of Directors who is not an employee of the Company or any Subsidiary, it being understood and agreed that Brian McNeill and Terry Jones constitute "Independent Directors" hereunder; provided, however, that in no event shall Liggins or Hughes be considered an Independent Director.

         "License Subsidiary" means any Subsidiary of the Company organized by the Company for the sole purpose of holding FCC Licenses.

         "Lien" means any interest in, or claim against, property relating to an obligation owed to, or claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to any security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, any rights of first refusal, charges, claims, liabilities, limitations, conditions, restrictions or other adverse claims.

         "Net Operating Income" means for any fiscal period, the net income (or loss) for such period, (a) excluding any net extraordinary income (or loss), and income (or loss) arising from barter or trade transactions for such period, and
(b) after deducting all taxes accrued during such period and reserves for amounts then due and payable by the Company.

         "Net Revenues" means gross revenues less agency commissions, after all property charges and reserves, as determined in accordance with GAAP.

         "Non-Voting Common Stock" means the non-voting class B common stock, par value $.01 per share, of the Company.

         "Operating Cash Flow" means for the Company and its Subsidiaries on a consolidated basis for the period involved, Net Revenues for such period, minus
(a) operating expenses (including, without limitation, costs and expenses associated with format changes) for such period as determined in accordance with GAAP (exclusive of depreciation, amortization and barter expenses) incurred or paid during such period, (b) cash Taxes paid during such period and (c) Corporate Overhead Expense. Operating Cash Flow shall not include the effect of non-cash income or expense (including the effect of any exchange of advertising time for non-cash consideration such as merchandise, services or program material), non-cash losses from Subsidiaries and any write-up or write-down of assets or write-down of liabilities of the Company or its Subsidiaries, as determined in accordance with GAAP. Expense addbacks relating to the Acquisitions shall be added to Operating Cash Flow for the purposes of calculating minimum Broadcast Cash Flow in Sections 4.1 and 10 for the period following January 1, 1997 through the Closing in an amount not to exceed $100,000.

         For purposes of calculating Operating Cash Flow with respect to assets not owned at all times during the period involved in determining Operating Cash Flow, there shall be (a) included the Operating Cash Flow of any assets acquired during the period involved in such determination and (b) excluded the Operating Cash Flow of any assets disposed of during the period involved in such determination, assuming in each such case that such assets are acquired or disposed of, as the case may be, on the first day of such period.

         "Pension Plan" shall mean an employee benefit plan or other plan maintained for the employees of the Company or WPHI-FM as described in Section 4021(a) of ERISA.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, business trust, joint stock company, trust or unincorporated organization or any government or any agency or political subdivision thereof.

         "Regulatory Agency" means the FCC or any other federal, state or local agency which has jurisdiction to regulate the provision of radio broadcast services by the Company.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, each as amended from time to time.

         "Senior Debt" means the $7,500,000 aggregate principal amount available under the Senior Loan Agreement and renewals, extensions, and refinancings thereof, in accordance with the terms hereof and of the Standstill Agreement.

         "Standstill Agreement" means the Standstill Agreement, to be dated as of the Closing Date, by and among the Trustee, the Company, ROL and the Investors, as amended or modified from time to time in accordance with the terms thereof, which agreement shall be executed by the Senior Lender upon the consummation of the Senior Loan Agreement.

         "Subsidiary" or "Subsidiaries" means, collectively, ROL and any other corporation or partnership or other entity of whose shares of stock or partnership interests or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by the Company.

         "Tax" means any federal, state, local, or foreign income, gross receipts, capital stock, franchise, profits, windfall profits, withholding, payroll, social security (or similar), unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, environmental, customs, duties, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not.

         "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

         "Trustee" means United States Trust Company of New York, the trustee under the Indenture.

         The following terms shall have the meanings assigned to them in the provisions of this Agreement referred to below:

         Acquisitions - Preamble Annual Meetings - Section 5.9 Base Balance Sheet - Section 2.5 Certificate - Section 1.1 Closing - Section 1.3 Closing Date - Section 1.3 Code - Section 2.12 Communications Act -
         Section 2.7 Company - Preamble Environmental Law - Section 2.16(d)

         ERISA - Section 2.14(b) Event of Noncompliance - Section 8.1 Exchange -
         Section 1.2 Exchange Act - Section 2.18 Exchange Agreement - Preamble Exchange Warrants - Preamble Existing Senior Credit Facility - Preamble FCC Licenses - Section 2.7 First Amendment to the Warrantholders' Agreement - Section 3.1(f) Hazardous Material - Section 2.16(d) Hazardous Waste - Section 2.16(d) Hughes - Preamble GAAP - Section 2.5 Good Faith Contested Trade Debt - Section 6.1(d) Interested Parties - Preamble Investors - Preamble Involuntary Petition - Section 8.1(g) IRS
         - Section  2.12  Issuance  Date - Section 1.3 Key Man Life  Insurance -
         Section 5.8 Licenses - Section 2.6 Liggins - Preamble Loan Documents - Preamble Management Stockholders - Preamble Margin Security - Section
         2.18 Margin Stock - Section 2.18 Moore - Preamble New Stations - Preamble Original Warrants - Preamble PCBs - Section 2.16(a) Permitted Investments - Section 6.4 Permitted Liens - Section 6.2 Preferred Shares - Section 1.1 Preferred Stock - Preamble Redemption Event -
         Section 8.1 SBIA Act - Section 12.11 SBIA Rules - Section 12.11 Securities Purchase Agreement - Preamble Senior Indebtedness - Section
         8.1 Senior Lender - Preamble Senior Subordinated Debt Financing - Preamble Senior Subordinated Notes - Preamble Series A Amended and Restated Warrants - Preamble Series A Preferred Investors - Preamble Series A Preferred Shares - Section 1.1

         Series A  Preferred  Stock -  Preamble  Series B Amended  and  Restated
         Warrants - Preamble Series B Preferred Investors - Preamble Series B Preferred Shares - Section 1.1 Series B Preferred Stock - Preamble Stations - Section 2.6 Subordinated Notes - Preamble Warrantholders' Agreement - Preamble Warrants - Preamble WPHI-FM - Preamble WPHI-FM Acquisition - Preamble WPHI-FM Purchase Agreement - Preamble WYCB-AM - Preamble WYCB-AM Acquisition - Preamble 1940 Act - Section 2.17


SECTION 12.         GENERAL

         12.1 Amendments, Waivers and Consents. For the purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between any Interested Party and the Investors and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof or thereof may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provision; provided, however, that except as otherwise provided herein or therein, changes in or additions to, and any consents required by this Agreement may be made, and compliance with any term, covenant, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) only by a consent or consents in writing signed by Investors holding a majority of the outstanding shares of Preferred Stock and the Company. Unless otherwise specifically stated herein, any action by the Investors hereunder shall require the consent of the holders of a majority of the outstanding shares of Preferred Stock; provided, however, that any action that would result in any Investor receiving a benefit or payment disproportionate to their interest in the Preferred Stock or Warrants, respectively, shall require the consent of the other Investor or Investors, and any action that would result in any Investor or Investors receiving a burden or liability disproportionate to their interest in the Preferred Stock or the Warrants shall require the consent of such disproportionately burdened Investor or Investors (in each case with such benefits, burdens and liabilities being determined without regard to the individual tax or financial position of each of the Investors); and provided further, that any amendment that would change or alter the mandatory redemption date, the dividend rate, the dividend rate in event of a breach, or the redemption terms of the Preferred Stock shall require the unanimous consent of the Investors; and provided further, that any amendment to Sections 6.4 or 6.11 shall require the consent of Investors holding eighty percent (80%) of the outstanding shares of Preferred Stock; and provided further, that any amendment requiring the consent of the Senior Lender or the Trustee under the Indenture under the Standstill Agreement shall not be effective unless such consent has been obtained. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Investors, all other holders of any securities governed by this Agreement at the time outstanding (including securities into which such securities have been converted) and each future holder of all such securities and the Interested Parties.

         With respect to any action hereunder requiring the consent or approval of the Investors, if the Preferred Stock has been redeemed in full for any reason, such action shall then require the consent or approval of Investors that held, immediately prior to such redemption, at least that percentage of the outstanding shares of Preferred Stock that would otherwise have been required to secure the consent or approval of such action under the terms of this Agreement.

         12.2 Survival of Covenants, Representations and Warranties; Assignability of Rights. All covenants, agreements, representations and warranties of the Interested Parties made herein and in the certificates, exhibits or schedules delivered or furnished to the Investors in connection herewith shall be deemed material and to have been relied upon by the Investors and, except as provided otherwise in this Agreement, shall survive the delivery of the Preferred Shares and shall bind the Interested Parties' successors and assigns, whether so expressed or not, and, except as provided otherwise in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Investors' successors and assigns, whether so expressed or not. Any representation or warranty that is qualified by the knowledge of the Company or ROL shall mean that no member of senior management of the Company or ROL, as appropriate, has actual knowledge that the representation or warranty that is so qualified is untrue.

         12.3 Governing Law; Jurisdiction; Venue. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. EACH OF THE INVESTORS AND THE INTERESTED PARTIES HEREBY REPRESENTS, WARRANTS AND AGREES THAT THE NEGOTIATION OF THIS AGREEMENT AND THE EXCHANGE OF THE PREFERRED SHARES HEREUNDER AND ALL OTHER PRINCIPAL TRANSACTIONS BETWEEN THE INVESTORS AND THE INTERESTED PARTIES HAVE TAKEN PLACE IN THE COMMONWEALTH OF MASSACHUSETTS. EACH OF THE INTERESTED PARTIES HEREBY ACKNOWLEDGES THAT IT HAS CAREFULLY REVIEWED AND UNDERSTANDS THE TERMS OF THIS AGREEMENT AND THE PREFERRED SHARES, HAS OBTAINED AND CONSIDERED THE ADVICE OF COUNSEL WITH RESPECT TO SUCH TERMS AND HAS HAD AN OPPORTUNITY TO FULLY NEGOTIATE SUCH TERMS. Each Interested Party hereby agrees that the state and federal courts of the Commonwealth of Massachusetts or, at the option of the Investors, as appropriate, any other court in which the Investors, as appropriate, shall initiate legal or equitable proceedings, to the extent such court otherwise has jurisdiction, shall have jurisdiction to hear and determine any claims or disputes between the Investors, as appropriate, and any Interested Party pertaining directly or indirectly to this agreement and all documents, instruments and agreements executed pursuant hereto, or to any matter arising therefrom (unless otherwise expressly provided for therein). To the extent permitted by law, each Interested Party hereby expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced by the Investors in any of such courts, and agrees that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to such Interested Party at the address to which notices are to be sent pursuant to this Agreement. Each Interested Party waives any claim that Boston, Massachusetts is an inconvenient forum or an improper forum based on lack of venue. To the extent permitted by law, should any Interested Party, after being so served fail to appear or answer to any summons, complaint, or process or papers so served within 30 days after the mailing thereof, such Interested Party shall be deemed in default and an order and/or judgment may be entered by the Investors, as appropriate, against such Interested Party as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum set forth in this Section 12.3 shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action to enforce the same in any other appropriate jurisdiction.

         12.4 Section Headings. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision hereof.

         12.5 Representations and Covenants of the Investors. The Investors represent that they are acquiring the Preferred Shares for their own account for investment only and not with a view to, or the intention of, distributing or reselling such Preferred Shares or any part thereof other than pursuant to a registration statement under the Securities Act or an exemption thereunder, without prejudice, however, to their right (subject to the terms of the Preferred Stock and this Agreement) at all times to sell or otherwise dispose of all or any part of the Preferred Shares pursuant to a registration under the Securities Act, or an exemption from such registration.

         The Investors have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Preferred Shares and making an informed investment decision with respect thereto.

         The Investors have had the opportunity to ask questions and receive written answers concerning the terms and conditions of the offering of the Preferred Shares purchased hereunder, as well as the opportunity to obtain any additional information necessary to verify the accuracy of information furnished in connection with such offering which the Company possesses or can acquire without unreasonable effort or expense.

         Each Investor is either: (i) a bank as defined in Section 3(a)(2) of the Securities Act, (ii) a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, (iii) a Small Business Investment Company licensed by the U.S. Small

Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (iv) a corporation, Massachusetts or similar business Trust, or partnership not formed for the specific purpose of acquiring the Preferred Shares, with total assets in excess of $5,000,000, (v) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000, or (vi) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

         Each Investor hereby agrees to execute and deliver the Standstill Agreement substantially in the form of Exhibit F hereto at the Closing.

         12.6 Notices and Demands. Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes three days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or by express delivery providing receipt of delivery, to the following addresses:

         If to the Company or ROL to:

                    Radio One, Inc.
                    4001 Nebraska Avenue, N.W.
                    Washington, D.C.  20016
                    Attention:  Alfred C. Liggins

         With a copy to:

                    Kirkland & Ellis
                    655 Fifteenth Street, N.W.
                    Washington, D.C. 20005
                    Attention: Richard L. Perkal, Esq.

         If to the Series B Preferred Investors to:

                    Alta Subordinated Debt Partners III, L.P.
                    c/o Burr, Egan, Deleage & Co.
                    One Post Office Square
                    Boston, MA  02109
                    Attention:  Brian W. McNeill

                    BancBoston Investments Inc.
                    175 Federal Street
                    10th Floor
                    Boston, MA  02110
                    Attention:  Sanford Anstey

                    Grant M. Wilson
                    201 Concord Street
                    Carlisle, MA 01741

         With copies to:

                    Goodwin, Procter & Hoar  LLP
                    Exchange Place
                    Boston, MA 02109
                    Attention:  John J. Egan III, Esq.

                    Ropes & Gray
                    One International Place
                    Boston, MA  02110
                    Attention: Winthrop G. Minot, Esq.

         If to the Series A Preferred Investors:

                    Syncom Capital Corporation
                    8401 Colesville Road, Suite 300
                    Silver Spring, MD 20910
                    Attention:  Terry L. Jones

                    Alliance Enterprise Corporation
                    12655 N. Central Expwy.
                    Suite 700
                    Dallas, TX 75243
                    Attention: Davakar Kamath

                    Greater Philadelphia Venture Capital Corporation, Inc. 351 E. Connestoga Road
                    Wayne, PA 19087
                    Attention:  Fred Choate

                    Opportunity Capital Corporation
                    2201 Walnut Avenue, Suite 210
                    Freemont, CA 94538
                    Attention:  J. Peter Thompson

                    Capital Dimensions Venture Fund, Inc.
                    2 Appletree Square #335-T
                    Minneapolis, MN 55425-1637
                    Attention:  Dean Pickerell

                    TSG Ventures Inc.
                    177 Broad Street, 12th Floor
                    Stamford, CT 06901
                    Attention: Duane Hill

                    Fulcrum Venture Capital Corporation
                    300 Corporate Point
                    Suite 380
                    Culver City, CA 90230
                    Attention: Brian E. Argrett

or at any other address designated by any party to this Agreement to each of the other parties in writing; and if to an assignee of an Investor, to its address as designated to the Company in writing.

         12.7 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

         12.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable  law,  but if  any  provision  of  this  Agreement  shall  be  deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions or this Agreement.

         12.9       Expenses.

                    (a) The Company shall pay all costs and expenses, including without limitation accounting fees, due diligence costs and reasonable legal fees, expenses, and disbursements of Goodwin, Procter & Hoar LLP (special counsel for the Investors), Ropes & Gray (special counsel for BancBoston Investments Inc.) and the special Small Business Investment Company counsel to the Series A Preferred Investors, if any, that the Investors and the Company incur in connection with the negotiation, execution, delivery and performance of this Agreement. The Company and ROL shall indemnify and hold the Investors (on an after-Tax basis) (including their Affiliates, partners, employees and controlling persons) harmless from and against any and all claims, liabilities, losses, damages and expenses which may be or have been incurred by them (including the fees of counsel) to the extent that such claims, liabilities, losses, damages and expenses relate to, arise out of, or result from the negotiations relating to, or transactions contemplated by, this Agreement, including without limitation the Senior Subordinated Debt Financing.

                    (b) The Company and the Investors have agreed to treat the Exchange as a non-reportable, non-taxable transaction. The Company and the Investors agree that the fair market value of the Preferred Stock on the date of the Exchange will be equal to the face amount of such Preferred Stock. The Company and ROL shall indemnify and hold the Investors (on an after-Tax basis) (including their Affiliates, partners, employees and controlling persons) harmless from and against any and all Tax liabilities that arise as a result of:
(i) the  Exchange or from any other  transaction  contemplated  herein;  (ii) an adverse determination by a taxing authority that the fair market value of the Preferred Stock on the date of the Exchange was less than the face amount of such Preferred Stock; or (iii) an adverse determination by a taxing authority that a redemption of the principal amount of such Preferred Stock was a dividend for tax purposes. In the event: (i) the Company and ROL are required to make a payment under the provisions of this Section 12.9(b) (a "Tax Indemnification Payment"), (ii) such Investor or Affiliate later sells, exchanges or otherwise disposes of Preferred Stock (or any securities that may be issued in respect of or in exchange therefor) in a taxable transaction and (iii) the Taxes payable by such seller with respect to such sale, exchange or disposition are less than the Taxes that would have been payable had no Tax Indemnification Payment ever been required (the difference between the Taxes payable and those that would have been payable in the absence of a previous Tax Indemnification Payment, "Tax Savings"); then the Investor or Affiliate, as the case may be, shall pay to the Company and ROL, as the case may be, the amount of such Tax Savings; provided, however, that the amount of Tax Savings required to be paid by any Investor and its Affiliates pursuant to this sentence shall not exceed the amount of Tax Indemnification Payments previously received by such Investor and its Affiliates.

         12.10 Confidentiality. The Investors agree not to disclose to third parties any confidential or proprietary information furnished to them by the Company under this Agreement, except for information which (a) is in the public domain, or enters the public domain other than by such party's breach of this Agreement, (b) was known to such party prior to its disclosure by the Company,
(c) is required to be disclosed by applicable laws or regulations or by order of any governmental agency or authority having competent jurisdiction, or (d) constitutes summary financial or descriptive business information disclosed by such party which is an investment fund as part of its regular reports to its partners.

         12.11      Regulation and Civil Rights.

                    (a) The Series A Preferred Investors are Specialized Small Business Investment Companies and are regulated by the Small Business Investment Act of 1958, as amended (the "SBIA Act") and the various regulations promulgated pursuant to the SBIA Act (together with the SBIA Act, the "SBIA Rules"). With respect to the Series A Preferred Investors, this Agreement and the Preferred Shares issued hereunder shall be interpreted in conformity with the SBIA Rules and any provision or term of this Agreement or the

Preferred Shares which may be deemed to conflict with any of the provisions of the SBIA Rules shall be construed so as to not conflict therewith and shall be subject to any limitations or requirements of such SBIA Rules.

                    (b) The Company shall comply with the provisions of the Civil Rights Act of 1964 and file with or make available to each Investor such information as may be necessary to enable such Investor to meet its reporting requirements to the Small Business Administration.

         12.12 Termination. As of the Closing Date, the Securities Purchase Agreement (other than Sections 1.3(b), 12.2 (with respect to representations and warranties only), 12.3 and 12.9 and for definitional purposes with respect to the Warrantholders' Agreement and the Amended and Restated Warrant Certificates) and all related security interests and agreements related thereto (including, without limitation, the Guaranty, dated as of June 6, 1995, by the subsidiaries of the Company then existing in favor of the Investors and the Shareholder Pledge Agreement, dated as of June 6, 1995, by the Management Stockholders in favor of the Investors) are hereby terminated, and of no further force and effect, and each of the parties thereto hereby forever releases each of the other parties from any liability arising thereunder (other than with respect to Sections 1.3(b), 12.2 (with respect to representations and warranties only),
12.3 and 12.9 of the Securities Purchase Agreement), under the Subordinated Notes, or under any security interest or agreement related thereto. In addition, the Investors agree to execute such other instruments and documents and take such other actions as may be reasonably requested by the Company or the Management Stockholders to evidence the release of such security interests.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed this Preferred Stockholders' Agreement as a sealed instrument as of the day and year first above written.

                          COMPANY:

                          RADIO ONE, INC.

                          By:  /s/ Alfred C. Liggins
                             -------------------------------
                             Name:     Alfred C. Liggins
                             Title:    President

                          SUBSIDIARY:

                          RADIO ONE LICENSES, INC.

                          By: /s/ Alfred C. Liggins
                             ------------------------------
                             Name:     Alfred C. Liggins
                             Title:    President


















              [Signature Page to Preferred Stockholders' Agreement]

                           [Signature Pages Continue]

                          SERIES B PREFERRED INVESTORS:

                             ALTA SUBORDINATED DEBT
                               PARTNERS III, L.P.

                          By:    Alta Subordinated Debt
                                 Management III, L.P., its
                                 General Partner

                          By: /s/ Eileen McCarthy
                              -----------------------------
                                 Name: Eileen McCarthy
                                 Title:

                          BANCBOSTON INVESTMENTS INC.


                          By: /s/ Lars A. Swanson
                              ----------------------------
                                 Name:  Lars A. Swanson
                                 Title:  Vice President


                          /s/ Grant M. Wilson
                          --------------------------------
                          Grant M. Wilson, individually













              [Signature Page to Preferred Stockholders' Agreement]

                           [Signature Pages Continue]

                          SERIES A PREFERRED INVESTORS:

                           SYNCOM CAPITAL CORPORATION


                          By: /s/ Terry L. Jones
                              --------------------------------
                                 Name: Terry L. Jones
                                 Title: President


                         ALLIANCE ENTERPRISE CORPORATION


                          By: /s/ Divakar Kamath
                              -------------------------------
                                 Name: Divakar Kamath
                                 Title: Executive Vice President


                          GREATER PHILADELPHIA VENTURE
                            CAPITAL CORPORATION, INC.


                          By: /s/ Fred G. Choate
                              -------------------------------
                                 Name: Fred G. Choate
                                 Title: Manager


                         OPPORTUNITY CAPITAL CORPORATION


                          By: /s/ J.P. Thompson
                              -------------------------------
                                 Name: J. Peter Thompson
                                 Title: President


              [Signature Page to Preferred Stockholders' Agreement]


                           [Signature Pages Continue]

                         CAPITAL DIMENSIONS VENTURE
                                FUND, INC.


                          By: /s/ Dean Pickerell
                              ---------------------------------
                                 Name: Dean Pickerell
                                 Title: President


                          TSG VENTURES INC.


                          By: /s/ Duane E. Hill
                              ---------------------------------
                                 Name: Duane E. Hill
                                 Title: Principal


                         FULCRUM VENTURE CAPITAL
                                CORPORATION


                          By: /s/ Brian Argrett
                              ---------------------------------
                                 Name: Brian Argrett
                                 Title: President












              [Signature Page to Preferred Stockholders' Agreement]

                           [Signature Pages Continue]

                            MANAGEMENT STOCKHOLDERS:


                         /s/ Alfred C. Liggins
                         --------------------------------
                         Alfred C. Liggins, individually


                         /s/ Catherine L. Hughes
                         --------------------------------
                         Catherine L. Hughes, individually


                         /s/ Jerry A. Moore
                         --------------------------------
                         Jerry A. Moore III, individually























              [Signature Page to Preferred Stockholders' Agreement]

                                   APPENDIX A



                    ADDITIONAL PERMITTED CAPITAL EXPENDITURES


                                                    Schedule A

                                                                                        Number of Shares
                                                                                           of Series A
                                                                                         Preferred Stock
                                                                                         (if the Closing
                  Series A Preferred Investors                                          occurs on 5/19/97)
Syncom Capital Corporation                                                                   13,595.69

Alliance Enterprise Corporation                                                               9,126.55

Greater Philadelphia Venture Capital Corporation, Inc.                                        2,359.67

Opportunity Capital Corporation                                                               4,872.30

Capital Dimensions Venture Fund, Inc.                                                        37,258.14

TSG Ventures Inc.                                                                             7,980.59

Fulcrum Venture Capital Corporation                                                           9,650.09

                                                                       Total:                84,843.03

                                                                                        Number of Shares
                                                                                           of Series B
                                                                                         Preferred Stock
                                                                                         (if the Closing
                  Series B Preferred Investors                                         occurs on 5/19/97)

Alta Subordinated Debt Partners III, L.P.                                                   72,139.57

BancBoston Investments Inc.                                                                 49,249.44

Grant M. Wilson                                                                              3,078.09

                                                                       Total:              124,467.10

Number of Shares of Preferred Stock Per
Diem if the Closing occurs after 5/19/97                                                        77.20
                                                                                          --------------


                                       B-1